As filed with the Securities and Exchange
Commission on September 29, 1998.               Registration No. 333-31373

==========================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                        ----------------------

                    POST-EFFECTIVE AMENDMENT NO. 3
                                  TO
                              FORM SB-2/A

                        REGISTRATION STATEMENT
                   UNDER THE SECURITIES ACT OF 1933
                        ----------------------

                      CASINOVATIONS INCORPORATED

    Washington                                    91-1696010
--------------------  ----------------------  ---------------------
  (State or other       (Primary Standard      (I.R.S. Employer
  jurisdiction of          Industrial
 incorporation or      Classification Code    Identification No.)
   organization)             Number)

     5240 S. Eastern Avenue, First Floor, Las Vegas, Nevada  89119
         Telephone: (702) 733-7195, Facsimile: (702) 733-7197
-------------------------------------------------------------------
   (Address and telephone number of principal executive offices and principal place of business)

                              Jay L. King
                  5240 S. Eastern Avenue, First Floor
                      Las Vegas, Nevada  89119
         Telephone: (702) 733-7195, Facsimile: (702) 733-7197
-------------------------------------------------------------------
       (Name, address and telephone number of agent for service)

                           WITH COPIES TO:
                       Michael J. Bonner, Esq.
                       Sherwood N. Cook, Esq.
                         Robert C. Kim, Esq.
                  Kummer Kaempfer Bonner & Renshaw
                3800 Howard Hughes Parkway, 7th Floor
                     Las Vegas, Nevada  89109
       Telephone:  (702) 792-7000, Facsimile:  (702) 796-7181
-------------------------------------------------------------------

      APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415  under  the Securities Act of 1933, check the following  box:
[x]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS                                                  [LOGO]
Dated ____________, 1998


                        SUBJECT TO COMPLETION
             Up to a Maximum of 1,500,000 Common Shares
    2,107,973 Common Shares on behalf of Selling Security Holders
           200,000 Common Shares underlying the A Warrants

                     CASINOVATIONS INCORPORATED
                    Common Stock, $.001 Par Value

Casinovations Incorporated, a Washington corporation (the "Company"), is offering up to a maximum of 1,500,000 shares of the Company's common stock ("Common Shares") at the purchase price of $2.50 per share. There is no minimum investment amount. The Company is also registering 2,107,973 Common Shares on behalf of its selling security holders and 200,000 Common Shares underlying its A Warrants.

The 2,107,973 Common Shares being registered on behalf of selling security holders consist of 319,825 Common Shares on behalf of the Company's officers, directors and affiliates, 828,177 Common Shares on behalf of shareholders who purchased in a previous private placement and 959,971 Common Shares to other unaffiliated shareholders. See "SELLING SECURITY HOLDERS." Although 2,107,973 Common Shares are being registered, the Company has secured lockup agreements with the Company's officers and directors and with certain shareholders.

Prior to the date hereof, there has been no trading market for the Common Shares. There can be no assurance that the Common Shares will ever be quoted, that an active trading and/or a liquid market will ever develop or, if developed, that it will be maintained. The Company intends to register its Common Shares under Section 12(g) of the Exchange Act of 1934.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THERE ARE MATERIAL RISKS IN CONNECTION WITH THE PURCHASE OF THESE SECURITIES. SEE RISK FACTORS, PAGE 7. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

DUE TO THE CONTEMPORANEOUS SECONDARY OFFERING BY SELLING SECURITY
HOLDERS,  CONFLICTS OF INTEREST BETWEEN THE COMPANY  AND  CERTAIN
SELLING  SECURITY HOLDERS MAY ARISE.  SEE "TERMS OF THE OFFERING"
AND "RISK FACTORS."

THE NEVADA STATE GAMING CONTROL BOARD, THE NEVADA GAMING COMMISSION, OR ANY OTHER GAMING AUTHORITY HAVE NOT PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR THE INVESTMENT MERITS OF THE COMMON STOCK OFFERED HEREBY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

=================================================================
                     Price to       Commissions       Proceeds to
                      Public                            Company
-----------------------------------------------------------------
Per Common Share        $2.50            $.25             $2.25
Maximum Offering (1) $3,750,000        $375,000        $3,375,000
=================================================================

     (1) First Global Securities, Inc. and Grant Bettingen, Inc. (collectively, the "Placement Agents") have been retained to act, on a best efforts basis, as exclusive agents for the Company in connection with the arrangement of this Offering. The amount as shown in the preceding table does not reflect the deductions of
(i) general expenses payable by the Company; and (ii) fees payable in connection with legal and accounting expenses incurred in this Offering. These expenses are estimated to be $41,919.53 if the total offering amount is obtained. The selling security holders will not pay any of the expenses associated with this Offering.

     This Offering will terminate on or before December 31, 1998. In the Company's sole discretion, the Offering may be extended for up to three thirty day periods, but in no event later than March 31, 1998. The Company reserves the right to withdraw, cancel or reject an offer in whole or in part. The proceeds of this Offering are to be deposited directly into an escrow account with Bank West of Nevada to which the Company will have immediate access. See "TERMS OF THE OFFERING - Plan of Distribution."

 FIRST GLOBAL SECURITIES, INC.          GRANT BETTINGEN, INC.

[THIS TEXT APPEARS PRINTED ALONG LEFT MARGIN OF PAGE. Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State.]

                  REPORTS TO SECURITY HOLDERS

The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the securities offered hereby. The Company previously filed a Post-Effective No.1 to the Registration Statement on June 5, 1998 which was declared effective by the Securities and Exchange
Commission on June 15, 1998. Upon the effectiveness of the Registration Statement, the Company became subject to the requirement under the Securities Exchange Act of 1934, as amended, to file Quarterly Reports on Form 10-QSB and Annual Reports on Form 10-KSB. Accordingly, the Company has filed Quarterly Reports on Form 10-QSB for the three month period ended March 31, 1998 and June 30, 1998. The reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission in Washington D.C. 20549, at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and the New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.


The Company has filed with the Commission a Post-Effective Amendment No.3 to its Registration Statement with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago,
Illinois 60661-2511, and the New York Regional Office, 7 World Trade Center, New York, New York 10048.


The Commission maintains a website -- //www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

UNTIL _____________, 1998 (90 DAYS AFTER THE DATE OF THE PROSPECTUS), ALL PERSONS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF SUCH PERSONS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

NO DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, OR THE UNDERWRITER, IF AN UNDERWRITER ASSISTS IN THE SALE OF THE SECURITIES.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE TO ANY PERSON IN ANY STATE, TERRITORY OR POSSESSION OF THE UNITED STATES IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED BY THE LAWS THEREOF, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                        TABLE OF CONTENTS


PROSPECTUS SUMMARY..............................................4

RISK FACTORS....................................................7

SELLING SECURITY HOLDERS.......................................12

SOURCE AND USE OF PROCEEDS.....................................16

DILUTION.......................................................17

THE COMPANY....................................................18

MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS
   OF OPERATIONS...............................................26

MANAGEMENT.....................................................31

CERTAIN TRANSACTIONS...........................................36

PRINCIPAL SHAREHOLDERS.........................................39

SHARES ELIGIBLE FOR FUTURE SALE................................42

MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED
   STOCKHOLDER MATTERS.........................................42

TERMS OF OFFERING..............................................44

DESCRIPTION OF SECURITIES......................................47

LEGAL MATTERS..................................................49

LEGAL PROCEEDINGS..............................................49

EXPERTS........................................................49

INTERESTS OF NAMED EXPERTS AND COUNSEL.........................49

FINANCIALS.....................................................50

                      PROSPECTUS SUMMARY

The  following summary is qualified in its entirety by  the  more detailed  information,  financial statements  and  notes  to  the
financial   statements  including  the  notes  thereto  appearing
elsewhere in this Prospectus.

THE COMPANY. Casinovations Incorporated (the "Company") was incorporated in the state of Washington on September 20, 1995. The Company is authorized to issue a total of 20,000,000 shares of its capital stock (Common Shares), par value per share of $.001. In addition to the gaming products and concepts obtained from the Sines-Forte General Partnership ("Sines-Forte"), the Company recently acquired certain gaming products and concepts from Gaming 2000, L.L.C. ("Gaming 2000").

THE PRODUCTS. The Company has numerous gaming products and concepts in its portfolio. The Company's non-table game products include the Random Ejection Shuffler (the "Shuffler"), the Safety Peek Playing Card and the SecureDrop Coin Box system ("SecureDrop"). The Shuffler shuffles automatically up to six decks of playing cards using computer software to produce what the Company believes to be an unpredictable multi-deck array of shuffled playing cards. The Company believes that the Safety Peek Playing Card is a new type of playing card designed to reduce the "hole card" problem in Blackjack. SecureDrop provides enhanced security and accountability in "drop box" handling by streamlining the coin-drop process. The Company's table game products include the Fantasy 21 Table Game ("Fantasy 21"), Bonus Blackjack, Greed, Vegas Aces, Jack Attack, Wild Jackpot Poker, Twin Baccarat, Danny's Jackpot Dice, Countdown and Wild Hold'em Fold'em. These table game products are generally variations of existing popular table games, such as Blackjack and Poker. For example, Fantasy 21 is a multimedia enhancement of Blackjack that employs a side wager, multimedia electronic tracking and jackpots.

MANUFACTURING. The Company is currently manufacturing the Shuffler and Fantasy 21 in its production facilities in Boise, Idaho. As for SecureDrop, the Company is using a combination of employees, contract laborers and third-party manufacturers in Las Vegas.

DISTRIBUTION NETWORK. The Company intends to sell or lease its products to the worldwide gaming industry directly, through distributors or subcontracts with non-affiliated manufacturers. The Company believes that it has created a worldwide distribution and marketing network through various agreements with companies in North America, the Pacific Rim, and Europe. The Company has allied itself with these distribution and marketing companies in order to take advantage of their respective knowledge of and their established relationships with the local gaming industry. Although the Company has created its worldwide distribution and marketing network, the Company has no significant history of operations and no profits.

HOW TO CONTACT THE COMPANY. The Company's principal offices are located at 5240 S. Eastern Avenue, First Floor, Las Vegas, Nevada 89119. Its telephone number and facsimile number at such address are (702) 733-7195 and (702) 733-7197, respectively. The Company also maintains a website - http://www.casinovations.com - that contains information regarding the Company, the Company's products and the Company's filings with the Commission.

THE OFFERING                       The  Company hereby offers  up
                                   to  1,500,000  shares  of  the
                                   Company's  common  stock  (the
                                   "Common Shares") at $2.50  per
                                   Common Share. <F1>

COMMON SHARES OUTSTANDING
PRIOR TO THE OFFERING              6,179,944

COMMON SHARES TO BE OUTSTANDING
AFTER MAXIMUM OFFERING             7,679,944 <F2>,<F3>

PERCENT OF COMMON SHARES OWNED BY
CURRENT SHAREHOLDERS AFTER MAXIMUM
OFFERING                           80.47%

GROSS PROCEEDS AFTER
MAXIMUM OFFERING                   $3,750,000

USE OF PROCEEDS                    The Company intends to utilize
                                   the  proceeds of the  sale  of
                                   its   Common  Shares  for   to
                                   reduce   debt,   to   increase
                                   inventory  levels  of  current
                                   products,  to  expand  current
                                   product  line and for  working
                                   capital. See "Source  and  Use
                                   of Proceeds."


                                   This  Prospectus also  relates
                                   to securities being registered
                                   on  behalf of selling security
                                   holders  and the Company  will
                                   not  receive any cash or other
                                   proceeds  from the sale.   Any
                                   proceeds  received  from   the
                                   subsequent exercise of  the  A
                                   Warrants  shall  be  used   as
                                   working    operations.     See
                                   "SOURCE AND USE OF PROCEEDS."


MARKET FOR COMMON STOCK
AND WARRANTS                       Prior   to  the  date  hereof,
                                   there   has  been  no  trading
                                   market  for the Common  Shares
                                   or   the   A  Warrants.    The
                                   Company has agreed to use  its
                                   best efforts to apply for  the
                                   quotation of its Common Shares
                                   on   the  Electronic  Bulletin
                                   Board.


                                   There can be no assurance that
                                   the  Common  Shares  will   be
                                   quoted, that an active trading
                                   and/or  a  liquid market  will
                                   develop or, if developed, that
                                   it  will  be maintained.   See
                                   "RISK FACTORS" and "MARKET FOR
                                   REGISTRANT'S COMMON EQUITY AND
                                   RELATED STOCKHOLDER MATTERS."

---------------------

<F1>Prior to the date  of the prospectus, the  Company  has  sold
    317,900 Common Shares of the 1,500,000 Common Shares to be sold hereunder.

<F2>Upon completion of the "Forte Transaction" as described under
    "CERTAIN TRANSACTIONS - Related Party Transactions," and payment in full of the promissory note to be delivered by the Company to Steven Forte, a former employee and director of the Company, and Cheryl Forte, there will be 6,831,262 Common Shares outstanding after the Offering. Mr. Forte is no longer a consultant, director or an employee of the Company.

<F3>This  number  excludes  the   exercise   of   the   Company's
    outstanding options and A Warrants.




RESALES BY SELLING SECURITY HOLDERS This  Prospectus  relates  to
                                    Common      Shares      being
                                    registered   on   behalf   of
                                    selling   security   holders.
                                    The  Company will not receive
                                    any  cash  or other  proceeds
                                    in    connection   with   the
                                    subsequent   sale.    Current
                                    officers  and  directors   do
                                    not  plan  on  selling  their
                                    Common   Shares   until   the
                                    Company's  offer   is   fully
                                    subscribed.  The  Company  is
                                    not    selling   any   Common
                                    Shares  on behalf of  selling
                                    security holders and  has  no
                                    control  or affect  on  these
                                    selling   security   holders.
                                    The  Company has entered into
                                    written   lockup   agreements
                                    with    its   officers    and
                                    directors  and  with  certain
                                    shareholders.   See  "SELLING
                                    SECURITY HOLDERS."


RISK FACTORS                        There   are  material  risks,
                                    such   as   uncertainty    of
                                    future   financial   results,
                                    liquidity    dependent     on
                                    additional capital  and  debt
                                    financing  and risks  related
                                    to  the  gaming industry,  in
                                    connection with the  purchase
                                    of  the securities. See "RISK
                                    FACTORS."

ABSENCE OF DIVIDENDS;
DIVIDEND POLICY                     The    Company    does    not
                                    currently   intend   to   pay
                                    regular  cash  dividends   on
                                    its   Common   Shares;   such
                                    policy  will  be reviewed  by
                                    the   Company's   Board    of
                                    Directors from time  to  time
                                    in   light  of,  among  other
                                    things,     the     Company's
                                    earnings     and    financial
                                    position.  The  Company  does
                                    not     anticipate     paying
                                    dividends   on   its   Common
                                    Shares   in  the  foreseeable
                                    future. See "RISK FACTORS."

TRANSFER AGENT                      The   Company  has   retained
                                    Continental  Stock   Transfer
                                    and    Trust    Company    as
                                    transfer   agent   for    the
                                    Company's securities.

-----------------------------------------------------------------
                         RISK FACTORS
-----------------------------------------------------------------

In analyzing the Company's offering (the "Offering") of 1,500,000
Common  Shares,  prospective investors should  read  this  entire
Prospectus and carefully consider, among other things, the following risk factors:

POSSIBLE ADVERSE EFFECTS DUE TO SECONDARY OFFERING BY SELLING SECURITY HOLDERS. The Company is registering 2,107,973 Common Shares on behalf of selling security holders. As used herein, selling security holders shall include all Common Shares of donees and pledgees received from a named selling security holder after the date of this Prospectus. The Company will undertake a best efforts offering at the same time as selling security holders will be able to sell their registered Common Shares. Although officers and directors of the Company are participating as selling security holders, all current officers and directors and certain former officers and directors have entered into written agreements not to sell their Common Shares until the
Company's Offering is fully subscribed. The Company is not selling any Common Shares on behalf of selling security holders. Selling security holders may conduct this secondary offering regardless of the outcome of the Offering by the Company. Conflicts of interest may arise due to the contemporaneous nature of the Offering and the secondary offering by selling security holders. In the event that the stock price falls below $2.50, the Offering will be terminated. There is a strong risk that the Offering may never be fully concluded.

The Company has proposed to enter into written lockup agreements with its officers and directors and with certain shareholders. Through these lockup agreements, the relevant shareholders would agree to lockup their Common Shares for a period of one year. However, if for any reason the last sale price of the Common Shares, (a) on any stock exchange designated by the Company on which the Common Shares may be listed, (b) if the Common Shares is not traded on any stock exchange, by any reputable quotation reporting service, or (c) if such quotations are not reported by any such reporting service, by any dealer in securities dealing in the Common Shares, exceeds $2.875 for ninety (90) consecutive trading days, the lockup agreements shall be terminated. The Company has secured lockup agreements for 502,443 Common Shares held by officers and directors. The Company has contacted shareholders holding 1,203,821 Common Shares with respect to the lockup agreements. There is no guarantee that all of the contacted shareholders will subject their respective Common Shares to the terms of the lockup agreement. If all of the Common Shares become subject to lockup agreements, there will only be 401,709 Common Shares available for sale by selling security holders. These lockup agreements will limit the number of Common Shares available for establishing a market for the Common Shares. See "TERMS OF THE OFFERING."

NO ESTABLISHED BUSINESS; NO INDEPENDENT MARKET RESEARCH OF POTENTIAL DEMAND FOR CURRENT OPERATIONS. The Company is in the development stage and has only recently commenced formal efforts to manufacture and market its gaming devices. No independent organization has conducted market research providing management with independent assurance from which to estimate potential demand for the Company's business operations. Even in the event a market demand is independently identified, there is no assurance the Company will be successful. See "BUSINESS ACTIVITIES."

REGULATION. The gaming industry is a highly regulated industry and is subject to numerous statutes, rules and regulations administered by the gaming commissions or similar regulatory authorities of each jurisdiction. Generally, the Company and other entities which seek to introduce gaming products or concepts into such jurisdictions may be required to submit applications relating to their activities or products (including detailed background information concerning controlling persons within their organization) which are then reviewed for approval. The Company may incur significant expenses in seeking to obtain licenses for its gaming products and concepts, and no assurance can be given that its products will be approved in any particular jurisdiction. The failure to obtain such approval in any jurisdiction in which the Company may seek to introduce its products or concepts, could have a material adverse effect on the Company's business.

NEWLY FORMED CORPORATION; LACK OF OPERATING RESULTS. Although the Company was formed on September 20, 1995, the Company is still in the development stage where higher than normal operating expenses will in all likelihood be incurred during initial operations. The Company's activities have been limited to analyzing the gaming industry, consulting with persons in the gaming industry, negotiating interim financing arrangements, developing products, establishing a distribution network for its products, marketing its products to the gaming industry, and manufacturing its products.

ADDITIONAL FINANCING MAY BE REQUIRED. Even if all of the 1,500,000 Common Shares offered hereby are sold, the funds available to the Company may not be adequate for its business activities. Accordingly, the ultimate success of the Company may depend upon its ability to raise additional capital or to have other parties bear a portion of the required costs to further develop or exploit its business activities. Currently, the Company is seeking additional debt or equity financing, however, there can be no assurance that any additional financing can be obtained. See "USE OF PROCEEDS" and "BUSINESS ACTIVITIES."


RISKS ATTRIBUTABLE TO A BEST EFFORTS OFFERING. The 1,500,000 Common Shares are being offered for sale by the Company on a best efforts basis. First Global Securities, Inc. and Grant Bettingen, Inc. (the "Placement Agents") have been retained to act as the exclusive agents for the Company in connection with the arrangement of such offers and sales on a best efforts basis. Since the Placement Agents are not obligated to and do not intend to itself take (or purchase) any of the Common Shares, there is no guarantee that the Company will be able to sell all of the 1,500,000 Common Shares offered hereby.


INFLUENCE ON ELECTION OF DIRECTORS AND ALL OTHER MATTERS BY CURRENT OFFICERS AND DIRECTORS. After the Offering, the officers and directors of the Company will own approximately 36.05% of the outstanding common shares (approximately 41.89% of the outstanding common shares after the Forte Transaction). As a result, the officers and directors of the Company, through their aggregate ownership of the Common Shares, may be able to influence the election of directors and all other matters submitted to a vote of the Company's shareholders.

UNCERTAINTY OF MARKET FOR COMPANY'S PRODUCTS. The Company has various gaming products, such as a playing card shuffler, slot machine coin-tracking system, and variations of traditional games of Blackjack and Poker, that are ready for distribution. In addition, the Company has added the numerous gaming products from Gaming 2000 to its product line. Despite the additions to the Company's product line, the Company has only recently completed the development process for some of its gaming products. Accordingly, the market for the Company's products is uncertain.


REPURCHASE OF COMMON SHARES BY THE COMPANY. The Company has entered into a letter agreement dated May 28, 1998 with Steven L. Forte, former director and employee of the Company, and Cheryl Forte through which the Company has agreed to purchase, subject to the approval of the Nevada State Gaming Control Board and the dissolution of Sines-Forte, from Steven and Cheryl Forte:
(a) certain royalties from the sales of the Shuffler and Fantasy 21; (b) 20,000 options exercisable at $1.50 per underlying share; and (c) 848,682 Common Shares (the "Forte Shares") at $2.50 per share (the "Forte Transaction"). Although the Company has deferred payments to be made under the Forte Transaction and believes that it will be able to make the necessary payments under the Forte Transaction, there can be no assurance that this will in fact occur. See "MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "CERTAIN TRANSACTIONS - Related Party Transactions".

FUTURE SALES OF AND MARKET FOR THE COMMON SHARES. Upon completion of the Offering there shall be 7,679,644 Common Shares outstanding (6,831,262 Common Shares upon completion of the Forte Transaction and payment in full of the promissory note to be delivered by the Company to Steven and Cheryl Forte). This does not include the 200,000 Common Shares which shall be issued upon conversion of the A Warrants, 75,000 Common Shares reserved for issuance pursuant to loan conversion options, 645,000 Common Shares reserved pursuant to outstanding options for issuance to key employees and other individuals. See "MANAGEMENT - Employment and Personal Service Agreements." If the maximum number of Common Shares are sold, 3,721,599 of the Common Shares to be outstanding (3,223,289 Common Shares upon completion of the Forte Transaction and payment in full of the promissory note to be delivered by the Company to Steven and Cheryl Forte) will be considered "restricted securities" as that term is defined in Rule 144 adopted under the Securities Act of 1933, as amended, and in the future may be sold only in compliance with the resale provisions set forth therein. Rule 144 provides, in essence, that persons holding restricted securities for a period of one year may sell in brokerage transactions an amount equal to one percent of the Company's securities or outstanding Common Shares every three months. Additionally, if persons hold restricted securities for one year, there are virtually no resale limitations. Hence, the possibility of sale under Rule 144 may in the future have a depressive effect on the price of the Common Shares in any market which may develop.


CONFLICTS OF INTEREST. Officers and directors of the Company are participating as selling security holders in this Offering while the Company undertakes the Offering. Additionally, some of the directors of the Company are currently principals of other businesses. As a result, conflicts of interest may arise. The directors shall immediately notify the other directors of any possible conflict which may arise due to their involvement with other businesses. The interested directors in any conflict shall refrain from voting on any matter in which a conflict of interest has arisen. The Company has adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms which are fair and reasonable to the Company and approved by a majority of the disinterested directors of the Company's Board of Directors. For further discussion see "MANAGEMENT - Conflicts of Interest Policy." There can be no assurance that such other activities will not interfere with the officers' and directors' ability to discharge their obligation herein.

BENEFIT TO MANAGEMENT. The Company may, in the future, compensate the Company's management with substantial salaries and other benefits. The payment of future larger salaries, commissions and the costs of these benefits may be a burden on the Company and may be a factor in limiting or preventing the Company from achieving profitable operations in the future. However, the Company would not continue to compensate management with such substantial salaries and other benefits under circumstances where to do so would have a material negative effect on the Company's financial condition. See "MANAGEMENT - Remuneration."

NO DIVERSIFICATION. The Company intends to manufacture and market certain gaming products and concepts. Therefore, the Company's financial viability will depend almost exclusively on its ability to generate revenues from its operations and the Company will not have the benefit of reducing its financial risks by relying on revenues derived from other operations.

DILUTION. Purchase of the Common Shares offered hereby will incur immediate dilution of $2.27 or 90.95% in the net tangible book value of their investment. This does not include any of the Common Shares to be issued upon exercise of the A Warrants. The Company has 75,000 Common Shares reserved for issuance pursuant to loan conversion options or 645,000 Common Shares reserved for issuance pursuant to outstanding options and commitments to key employees and others. The Company may issue additional shares in private business transactions and may pursue a public offering in the future to complete its business plan. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of the Common Shares. As a result, the investors in this Offering may experience substantial dilution. See "DILUTION" and "CAPITALIZATION."

INVESTORS MAY BEAR RISK OF LOSS. The capital required by the Company to acquire assets needed for its proposed operations is being sought from the proceeds of this Offering. Therefore, investors of this Offering may bear most of the risk of the Company's expansion of operations. Conversely, management stands to realize benefits from the payment of salaries, expenses and receipt of stock options regardless of the profitability of the Company.

FINANCIAL CONDITION. Although the officers of the Company anticipate that the Company will have adequate funds to pay all of its operating expenses assuming the expansion and promotion of the Company's operations, there can be no assurance that this will in fact occur or that the Company can be operated in a profitable manner. Profitability depends upon many factors, including the success of this Offering and the success of the Company's operations.

COMPETITION. There is significant competition in the gaming industry. The Company competes with established companies and other entities (many of which possess substantially greater resources than the Company). Almost all of the companies with which the Company competes are substantially larger, have more substantial histories, backgrounds, experience and records of successful operations, greater financial, technical, marketing and other resources, more employees and more extensive facilities than the Company now has, or will have in the foreseeable future. It is also likely that other competitors will emerge in the near future. There is no assurance that the Company will continue to compete successfully with other established gaming product manufacturers. The Company shall compete on the basis of quality and price. Inability to compete successfully might result in increased costs, reduced yields and additional risks to the investors herein. See "THE COMPANY - Competition."

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK. This Prospectus, including the information incorporated herein by reference, contains forward-looking statements including statements regarding, among other items, the Company's growth strategies and anticipated trends in the Company's business and demographics. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. Actual results could differ materially from these forward-looking statements as a result of the factors described in this section "RISK FACTORS," including among others, regulatory or economic influences. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will be accurate.

ARBITRARY OFFERING PRICE. The initial offering price of $2.50 per Common Share has been arbitrarily determined by the Company based upon such factors as the objectives of the Company, the proceeds to be raised by the Offering and the percentage of ownership to be held by the purchasers thereof. Having established that the total gross proceeds of the maximum offering would be $3,750,000, the actual price of $2.50 per Common Share was thereupon determined by the Company and accordingly bears no relationship whatsoever to assets, earnings, book value or any other objective standard of worth. See "DILUTION."

LACK OF DIVIDENDS. There can be no assurance that the operations of the Company will become profitable. At the present time, the Company intends to use any earnings which may be generated to finance the growth of the Company's business. See "DESCRIPTION OF SECURITIES".

DEPENDENCE ON KEY INDIVIDUALS. The future success of the Company is highly dependent upon the management skills of its key employees and the Company's ability to attract and retain qualified key employees. The inability to obtain and employ these individuals would have a serious effect upon the business of the Company. The Company has entered or will enter into definitive employment agreements with Steven J. Blad, Jay L. King, William O'Hara and Dean Barnett. There can be no assurance that the Company will be successful in retaining its key employees or that it can attract or retain the additional skilled personnel required.

VULNERABILITY TO FLUCTUATIONS IN THE ECONOMY. Demand for the Company's products is dependent on, among other things, general economic conditions and international currency fluctuations which are cyclical in nature. Prolonged recessionary periods may be damaging to the Company.

"PENNY" STOCK REGULATION OF BROKER-DEALER SALES OF COMPANY SECURITIES. The Company intends to list its Common Shares, at least initially, on the OTC Bulletin Board and on NASDAQ Small Cap Market upon meeting the requirements for a NASDAQ listing, if ever. Upon completion of this Offering, the Company will not meet the requirements for a NASDAQ Small Cap Market listing. The OTC Bulletin Board has no quantitative written standards and is not connected with the NASD. Until the Company obtains a listing on the NASDAQ Small Cap Market, if ever, the Company's securities may be covered by a Rule 15g-9 under the Securities Exchange Act of 1934 that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must furnish to all investors in penny stocks, a risk disclosure document required by Rule 15g-9 of the Securities Exchange Act of 1934, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement. A penny stock means any equity security other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1 (ii) authorized or approved for authorization upon notice of issuance, for quotation in the NASDAQ system; (iii) that has a price of five dollars or more; or (iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this Offering to sell their shares in the secondary market. See "MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS - Broker-Dealer Sales of Company's Securities."

-----------------------------------------------------------------
                    SELLING SECURITY HOLDERS
-----------------------------------------------------------------


The Company shall register pursuant to this prospectus 2,107,973 Common Shares currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding Common Shares. The amount and percentage owned after the offering assumes the sale of all of the Common Shares being registered on behalf of the selling shareholders. The information in this section reflects the Forte Transaction. See "CERTAIN TRANSACTIONS - Related Party Transactions."




                                                           TOTAL         ASSUMING THE SALE OF ALL
                                           AMOUNT         NUMBER            SHARES REGISTERED,
                                           BEING           OWNED             NUMBER OF SHARES
                 NAME                    REGISTERED      CURRENTLY     OWNED AFTER THE OFFERING<F1>
                 ----                    ----------      ---------     ----------------------------
Stacy Haskins <F2>....................     55,478          55,478                   0
Martin Petri <F2>.....................     27,978          27,978                   0
Michael Szeremeta <F2>................     27,977          27,977                   0
The Arcus Group <F3>,<F4>.............        700           7,000               7,000
Richard S. Huson <F4>,<F5>............    312,229       2,561,589           2,561,589 (33.35%)
Leonard A. Hale <F6>..................     15,478          15,478              15,478
David A. Krise........................     91,910          91,910                   0
Norman G. Kelln <F4>,<F7>.............     11,362         113,628             113,628 (1.48%)
John F. Curran........................     10,193          10,193                   0
Randy D. Sines <F8>...................     88,556         885,560             797,004 (10.38%)
David E. Sampson <F4>,<F9>............      4,096          40,955              40,955
Jay Willoughby........................     50,000          50,000                   0
David Goldsmith <F6>..................     50,000          50,000              50,000
C. Culver Smith.......................     30,000          30,000                   0
Don Ludwick...........................     20,000          20,000                   0
William Martin........................     10,000          10,000                   0
Adam Chase............................     10,000          10,000                   0
Adam W. Jaslow <F6>...................     30,000          30,000              30,000
Jennifer L. Jaslow <F6>...............     50,000          50,000              50,000
Jennifer L. Jaslow Trust <F6>.........     50,000          50,000              50,000
John Horstmann........................      6,000           6,000                   0
Richard S. Jaslow, IRA <F6>...........    100,000         100,000             100,000 (1.30%)
Lori K. Jaslow Trust <F6>.............     20,000          20,000              20,000
Adam Jaslow Trust <F6>................     70,000          70,000              70,000
John Plati............................     20,000          20,000                   0
Doris Ljubicich.......................      3,400           3,400                   0
Joseph Hroncich.......................      3,000           3,000                   0
John S. Cole..........................      3,000           3,000                   0
Vito Bavaro...........................      3,000           3,000                   0
Lori K. Jaslow, Trust <F6>............     80,000          80,000              80,000 (1.04%)
Kevo Plumbing & Heating...............     10,000          10,000                   0
Tami L. Dirienzo......................      6,000           6,000                   0
Peter Jankowski.......................     10,000          10,000                   0
Renaldo C. Forcellati.................      3,000           3,000                   0
Frank Stein...........................      3,000           3,000                   0
Joan Carranza.........................      3,000           3,000                   0
Joseph Criscione Sr. .................      3,000           3,000                   0
Paul M. Reichenberg...................      6,000           6,000                   0
Kathleen M. Mahaffey..................      3,000           3,000                   0

                               12

Baglieri Associates <F10>.............      3,000           3,000                   0
William S. Dean.......................      6,000           6,000                   0
Pratt, Wylce & Lords, Ltd. <F11>......     29,100          29,100                   0
Clinton Clark.........................     60,900          60,900                   0
Victor & Lana Woinski.................      3,000           3,000                   0
James J. & Sheila Criscione...........      3,000           3,000                   0
Catherine O'Connell...................      3,400           3,400                   0
Joseph & Ida Dellaroba................      3,000           3,000                   0
Mark R. Alleman.......................      3,000           3,000                   0
William Megnin........................      3,400           3,400                   0
James P. Rose.........................      3,000           3,000                   0
Mark Megnin...........................      3,000           3,000                   0
Daniel Morgan & Sara Andolina.........      3,010           3,010                   0
Richard P. Keshishian.................      3,000           3,000                   0
Robert Jouas..........................      4,000           4,000                   0
David E. & Margaret Winkelman.........      3,000           3,000                   0
Carl & Birte Mainardi.................      3,400           3,400                   0
Mark Megnin & Helen Connor............      3,400           3,400                   0
Paul S. & Renee Spiegler..............      6,500           6,500                   0
Diana Forcellati......................      3,000           3,000                   0
Richard Napolitano....................      3,000           3,000                   0
Gaming Venture Corp. <F6>,<F12>.......    200,000         200,000             180,000 (2.34%)
Jeremy B. & W. Stern..................     10,000          10,000                   0
Aldo R. Beretta 1993 Family Trust.....     10,000          10,000                   0
Dr. David Adelberg....................     10,000          10,000                   0
Michael Schaeffer.....................     10,000          10,000                   0
Joseph & Julie Vaccaro................      7,000           7,000                   0
George & Selma Spiegler...............      3,000           3,000                   0
Susan Jaslow <F6>.....................     50,000          50,000              50,000
Maria Cunha IRA.......................      8,500           8,500                   0
Henry and John Horstmann..............      8,000           8,000                   0
Antonio Tommolillo....................      3,000           3,000                   0
Salvatore LaCognata...................      3,000           3,000                   0
Harry & Adele Conti...................      3,000           3,000                   0
Nicola Attanasio......................      5,000           5,000                   0
Lawrence Mendosa......................      5,000           5,000                   0
Janet Ausiello........................      5,000           5,000                   0
Michael Ausiello......................      5,000           5,000                   0
Mark Malzberg.........................      6,000           6,000                   0
Laura Giostra.........................      6,700           6,700                   0
David Lupo............................      3,000           3,000                   0
Peter O'Hare, Jr. ....................      4,000           4,000                   0
Giovanni Granata......................      3,000           3,000                   0
Mario Tommolillo......................      4,000           4,000                   0
Jeffrey Kerne.........................      6,000           6,000                   0
Gino Ramundo..........................      6,000           6,000                   0
Evelyn Alleman........................      3,000           3,000                   0
Thelma Zube...........................      3,400           3,400                   0
Vincent & F. Ponte....................      6,667           6,667                   0
Laura Giostra.........................      6,700           6,700                   0
Philip & Concetta Vincenti............      6,800           6,800                   0
Andrew Lesnak.........................      3,400           3,400                   0
Susan Miller..........................      6,700           6,700                   0

                               13

Uphill c/o Paul Scott.................      9,400           9,400                   0
Martin Feldman........................      3,400           3,400                   0
Mark DeLorenzo........................      3,000           3,000                   0
Art Laffer............................      1,000          10,000               9,000
Micro Cap World, LLC <F13>............     10,000          10,000                   0
Jay L. King <F4>,<F14>................      2,500          25,000              25,000
Jayport Holdings, Inc. <F15>..........     20,339          20,339                   0
Glenn Fine............................     30,000          30,000                   0
Casino Journal of Nevada, Inc. <F16>..     20,000          20,000                   0
Robert Smith..........................      6,000           6,000                   0
John Wasden...........................      5,000           5,000                   0
Althea Duggins........................      1,000           1,000                   0
James Beard...........................      1,000           1,000                   0
Michele Gilbert.......................     10,000          10,000                   0
Thomas DiSalvatore <F7>...............     90,000          90,000              70,000
Shawn Albers <F2>.....................      2,500           2,500                   0
Rosemarie Gagliardo <F2>..............      2,500           2,500                   0
Ray Koon <F2>.........................      2,000           2,000                   0
Daniel Camillo <F2>...................     10,000          10,000                   0

      <F1> The  calculation  of  the corresponding percentages to the number of Common Shares owned after the Offering reflects the inclusion of the 1,500,000 Common Shares offered pursuant to the Offering. If all 1,500,000 Common Shares are sold, the total number of Common Shares outstanding will be 7,679,944 Common Shares.

      <F2>  As  part  of  the  Forte  Transaction  and  upon  the dissolution of Sines-Forte, Steven L. Forte, a former consultant, employee and director of the Company, and Cheryl Forte will transfer 82,000 Common Shares to the following individuals, Stacy Haskins (40,000 shares), Martin Petri (12,500 shares), Michael Szeremeta (12,500 shares), Daniel Camillo (10,000 shares), Ray Koon (2,000 shares), Rosemarie Gagliardo (2,500 shares) and Shawn Albers (2,500 shares). As result of the Forte Transaction, Steven and Cheryl Forte will no longer be shareholders of the Company. See "CERTAIN TRANSACTION - RELATED PARTY TRANSACTIONS."

      <F3> The Arcus Group is controlled by Glen (Tom) Pickell, a former officer and director of the Company.

      <F4> The  Company  and  certain current and former officers and directors have entered into an agreement to lock-up their respective Common Shares registered pursuant to the Registration Statement until completion of the Offering. Accordingly, the number of Common Shares currently owned by these shareholders will be the same as the number of Common Shares to be owned after the Offering. See "TERMS OF THE OFFERING."

      <F5> Richard Huson is Chairman of the Board of Directors of
the Company.

      <F6> The Company and certain shareholders have entered into an agreement to lock-up their respective Common Shares registered pursuant to the Registration Statement for a period of one year unless the Common Shares reach certain specified trading levels. Accordingly, the number of Common Shares currently owned by these shareholders will be the same as the number of Common Shares to be owned after the Offering. See "TERMS OF THE OFFERING."

      <F7> Norman G. Kelln is a former director of the Company.

      <F8>  Randy Sines is a former officer and director  of  the
Company.

      <F9> David Sampson is a director of the Company.

      <F10> Baglieri  Associates  is  not  affiliated  with   the
Company or its officers and directors and the Company does not know the principals of Baglieri Associates.

      <F11> Timothy Miles and Alan Schafler are the principals of
Pratt, Wylce & Lords, Ltd.

      <F12>  Alan  Woinski  and  Kim Santangelo-Woinski  are  the
principals of Gaming Venture Corp., U.S.A.

      <F13>  Clinton Clark is the principal of Micro  Cap  World,
L.L.C.

      <F14>  Jay L. King, an officer and former director  of  the
Company, has agreed to lock up his 2,500 Common Shares being registered in this Offering until completion of the Offering.

      <F15>  Jayport  Holdings, Inc. is not affiliated  with  the
Company or its officers and directors and the Company does not know the principals of Jayport Holdings, Inc.

      <F16>  Glenn  Fine  is the principal of Casino  Journal  of
Nevada, Inc.

The Company shall register pursuant to this prospectus the 200,000 Common Shares underlying the Class A Warrants currently outstanding for the account of the following individuals or entities. Although the Class A Warrants were originally issued to shareholders at the time of grant, certain holders of the Class A Warrants assigned a portion of their Class A Warrants to certain individuals who have provided additional financing to the Company. See "DESCRIPTION OF SECURITIES - Warrants."



                                      TOTAL NUMBER       TOTAL NUMBER
               NAME                ORIGINALLY ISSUED    OWNED CURRENTLY
               ----                -----------------    ---------------
   Norman G. Kelln<F1>.............        5,717               5,717
   Sines-Forte Partnership<F2>.....       63,492                   0
   Cheryl Forte....................       30,421               2,874
   David Sampson...................        1,557               1,557
   Randy Sines<F3>.................       30,421               2,874
   Richard Huson<F4>...............       51,586              52,721
   Stacey Haskins..................          779                 779
   Martin Petri....................          779                 779
   Michael Szeremeta...............          779                 779
   Leonard Hale....................          779                 779
   David Krise.....................        4,624               4,624
   John F. Curran..................          513                 513
   Jay Willoughby<F4>..............        2,516              19,295
   David M. Goldsmith<F4>..........        2,516              19,295
   C. Culver Smith.................        1,509               1,509
   Don Ludwick.....................        1,006               1,006
   William Martin..................          503                 503
   Adam Chase......................          503                 503
   Richard S. Jaslow<F4>...........            0              50,336
   VIP's Industries, Inc.<F4>,<F5>.            0              33,557

------------------

    <F1> Norman G. Kelln is a former director of the Company.

    <F2> Sines-Forte  was  dissolved with its assets,  including, without limitation, the A Warrants, distributed to its partners, Randy Sines and Cheryl Forte.

    <F3> Randy  Sines  is a former officer and  director  of  the
Company.

    <F4> As  an  incentive  to certain individuals  for  securing convertible debt financing of $500,000, certain holders of Class A Warrants assigned a portion of their Class A Warrants to the individuals providing the convertible debt financing. The Class A Warrants remain exercisable at $3.75 per underlying Common Share. The assignment was at no cost to the Company and did not create a gain or loss for the Company.

    <F5> VIP's Industries, Inc. is an entity  controlled  by  Bob
  Smith, a director of the Company.



Pursuant to a previously filed Registration Statement on Form SB-2/A (Post-Effective Amendment No. 1) filed with the Securities and Exchange Commission on June 5, 1998, the Company registered the Common Shares underlying its A, B and C Warrants (the "Warrants") on behalf of its selling security holders. On September 11, 1998, the Company's Board of Directors determined that it was in the best interest of the Company and its shareholders to call the Company's Class B and Class C Warrants. Holders of the Class B and Class C Warrants may exercise such Warrants at $4.00 and $6.00 per Common Share, respectively, until October 11, 1998 at which time the holders of the Class B and Class C Warrants will be entitled to receive $.001 per underlying Common Share. As a result of such redemption and the termination of the placement agreement with Travis Morgan Securities, Inc., there will be no transfer of any interests in the Class B and Class C Warrants from such warrant holders to Travis Morgan Securities, Inc.

-----------------------------------------------------------------
                  SOURCE AND USE OF PROCEEDS
-----------------------------------------------------------------

If the maximum amount of securities is sold in the Offering, the Company shall have net proceeds of $3,318,080 after the payment of commissions of $375,000 and offering expenses of $41,920. The Company shall utilize the net proceeds from the sale of its Common Shares for working capital, including (approximately):

          Total Proceeds                       $   3,750,000
          Less Commissions                           375,000
          Less Offering Expenses                      41,920
                                               -------------
          Net Offering Proceeds                $   3,333,080

          Building of product inventory              325,000
          Research and development
            to expand the current product line       450,000
          International Marketing                    200,000
          Debt Reduction <F1>                        750,000
          Tooling and Equipment                      130,000
          Working Capital                          1,475,080
                                               -------------
                                               $   3,333,080

--------------------

 <F1> The proposed debt reduction of $750,000 is  to  reduce  the indebtedness associated with the Forte Transaction. Although the definitive documents for the Forte Transaction are currently being negotiated, the parties have agreed in principle to the purchase price of $2,351,705 in the form of a promissory note. The parties have also agreed in principle to reduce the outstanding principal of the promissory note by $750,000 if the Company sells all 1,500,000 Common Shares in the Offering. In the event the Company fails to sell all 1,500,000 Common Shares, yet sells at least 500,000 Common Shares for cash, the Company has agreed to reduce the outstanding principal of the promissory note by an amount calculated by multiplying $750,000 by the ratio of the number of Common Shares sold for cash to 1,500,000 Common Shares. See "MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "CERTAIN TRANSACTIONS - Related Party Transactions."


If substantially less than the maximum proceeds is raised, the priority for the use of proceeds is to (i) expand sales of current products; (ii) increase inventory levels of current products, (iii) expand tooling and equipment and (iv) reduce debt. The proceeds are anticipated to be utilized over a twelve month period.

The 2,107,973 Common Shares are being registered on behalf of the selling security holders and the Company will not receive any cash or other proceeds in connection with the subsequent sale. The Company is currently seeking lockup agreements from its officers and directors and from certain shareholders. The Company has received lockup agreements from its officers and directors for 502,443 Common Shares and has requested lockup agreements from certain shareholders for 1,203,821 Common Shares.

Any proceeds received from the subsequent exercise of the A Warrants shall be used as working capital and to expand operations. Due to the uncertainty of the timing and amount of actual funds which may be received upon exercise of the A Warrants, no specific breakdown of uses have been established by the Company. The aggregate amount of proceeds if all of the A Warrants are exercised is $750,000.

-----------------------------------------------------------------
                            DILUTION
-----------------------------------------------------------------

DILUTION. Assuming completion of maximum offering amount, there will be a total of 7,679,944 Common Shares outstanding (does not take into account the effect of the Forte Transaction). The following table illustrates the per Common Share dilution as of June 30, 1998, which may be experienced by investors upon reaching the maximum offering.

    Offering price                                  $     2.5000
    Net tangible book value per Common Share
      before the Offering                                (0.2558)
    Increase per Common Share attributable to
      investors                                           0.4820
                                                    -------------
    Pro forma net tangible book value per Common
      Share after the Offering                            0.2262
                                                    -------------
    Dilution to investors                                $2.2738

    Dilution as a percentage of the offering price       90.95%

COMPARATIVE PER COMMON SHARE DATA.


                                     TOTAL                     PRICE
                                   NUMBER OF                 PAID PER     CONSIDERA-
                                    SHARES       PERCENT       SHARE       TION PAID      PERCENT
                                  -----------   ---------   ----------   ------------    ---------
Existing Shareholders              6,179,638      80.47%      $0.61       $3,782,807       50.22%
New Investors of Common Shares     1,500,000      19.53%      $2.50       $3,750,000       49.78%


FURTHER DILUTION. The Company may issue additional restricted Common Shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of the Company's Common Shares and investors in this Offering upon conversion. See "SALES OF STOCK PURSUANT TO RULE 144."

-----------------------------------------------------------------
                          THE COMPANY
-----------------------------------------------------------------

THE  COMPANY.   The  Company was incorporated  in  the  State  of
Washington on September 20, 1995. The Company's principal offices are located at 5240 S. Eastern Avenue, First Floor, Las Vegas,
Nevada 89119.   Its telephone number at such address is (702) 733-
7195. These offices consist of 4,000 square feet on a three-year lease with payments of approximately $5,000 per month.

The Company's operations are the development, manufacturing and marketing of certain gaming products and concepts acquired from Sines-Forte and Gaming 2000. With the acquisition of certain assets of Gaming 2000 and with the hiring of certain members of Gaming 2000's management team, the Company has further strengthened its management, marketing, distribution network and product line. The Company intends to sell or lease its products to the worldwide gaming industry directly, or through subcontracts with non-affiliated manufacturers.

PRODUCTS. The Company has various gaming products, all of which are ready for distribution. These products include what the Company believes to be the most secure, truly random playing card shuffler machine; a side-bet variation of Blackjack featuring a $25,000 jackpot; a "smart bucket" for slot machine accountability; a special playing card designed to prevent the inadvertent exposure of the dealer's hole card; and a wide range of table games. With the acquisition of certain assets from Gaming 2000, the Company has added to its product line table games that are generally variations of existing popular table games, such as Blackjack and Poker.

The Shuffler is an automatic, six-deck playing card shuffler. The Company believes that the Shuffler is currently faster and jams less often than the playing card shuffling machines of its competitors. Further, since the Shuffler randomly ejects playing cards once rather than shuffling the playing cards over and over, the Shuffler reduces the time required to shuffle playing cards. The Company has completed field trials at Harrah's Las Vegas, Fitzgerald's Casino Hotel and the Frontier Hotel and Gambling Hall. The Company has completed production of approximately 50 units of the Shuffler.

Fantasy 21(TM) is a jackpot table game variation of Blackjack/21 involving a side wager of one dollar. If the player plays the side wager and receives a hand of 20, 21 or Blackjack (a "High Hand") during five consecutive hands, the player is eligible for the $25,000 jackpot known as the Showdown Round. In the Showdown Round, the player is dealt six hands simultaneously. If the player receives six High Hands and the dealer receives a hand of Blackjack, the player wins the $25,000 jackpot. Fantasy 21 also offers other jackpots for other combinations of High Hands. Thus far, Fantasy 21 has been tested at MGM Grand in Las Vegas and has been installed at Harrah's Las Vegas. The Company has completed production of approximately 50 units of Fantasy 21 and will lease such units for $450 per month.

The Safety-Peek Card is a new type of playing card designed for Blackjack/21. The key feature of its design is that it prevents the exposure of a dealer's hole card, i.e. the card that is face down, when used with a modified form of classic peeking action. The Safety-Peek Card permits the dealer to "peek" at the opposite corner of the playing card in order to determine the value of the hole card without revealing the value of the playing card.

The SecureDrop Coin Bucket System ("SecureDrop") uses a "smart bucket" to accurately tracks the number of coins in a slot machine when the coins are transferred from the machine, counted and later deposited by the slot machine operator. It is estimated that slot machine operators lose millions in revenues through lack of financial accountability. Two hundred fifty units are in production.

Bonus Blackjack, a variation of standard Blackjack, has two additional side wagers, one labeled as "Player" and the other labeled as "Dealer." The player has the option of placing no side wager, one side wager or both side wagers. If a side wager is placed, the player is betting on whether the "Player" or

"Dealer" is going to receive any two-card Blackjack, consisting of an ace and any ten-value card. If the "Player" or "Dealer" receives a Blackjack, the player will receive a 15 to 1 payoff for the proper wager. In addition, Bonus Blackjack features a bonus meter that tracks only that table's play. In order to win the jackpot displayed on the bonus meter, the player must place both side wagers and must be dealt the ace of spades and jack of spades.

Wild Jackpot Poker, a variation of five-card stud, involves the use of two jokers added to the deck. This is a straight-up poker game where the players play against the dealer and not against each other. If the player's hand beats the dealer's hand, the player wins without the need for the dealer to "qualify" as with other table games. In addition, if the player places a side wager and receives a hand of a straight or better, the player will receive an additional bonus payout according to the bonus payout schedule at the table.

Twin Barracat is a variation of the standard baccarat game. The object of the game is to simply have a higher total than the dealer, closest to nine. The value of the cards 2 through 9 is face value whereas aces are worth one and tens and face cards are worth zero. The player is initially dealt two cards and the sum of the cards, using only the single right-hand digit, represents the player's total. The player can never have a bust hand. The only exception is when the player, or the dealer, has a "Twin Baccarat." Twin Baccarat occurs when the player's or dealer's first two cards are any two nines. If the player receives a Twin Baccarat, the player receives 3 to 2 on his wager and if the dealer receives a Twin Baccarat, the dealer only takes the player's original wager.

Danny's Jackpot Dice, a variation of the standard craps game, employs an additional side wager made on consecutive points thrown by the shooter. The wager must be made prior to the shooter establishing the first "point" to be made. Once the shooter establishes the first point, no one else can make this wager until the shooter throws a seven and goes out. This side wager will pay odds to the player based on how many consecutive points were made during the shooter's turn. The shooter must make at least three points before the player receives any odds on his wager.

Greed is an original game that the Company believes is unlike any other table game. In Greed, the player has the option of placing up to five different wagers per round of play. The player is playing for a point spread. The points are made by the dealer turning over numbered cards one at a time, and progressively adding the numbered cards. Once the "Greed" card appears, the points stop and the game is over. All players that wagered on the winning point spread would receive odds based on the point spread on which they wagered.

Vegas Aces, a variation of stud poker, involves the initial deal of three cards each to the player and dealer. The dealer exposes two of the three dealt cards for review by the player. The player must then make a challenge bet to continue. The player and dealer both receive two additional cards. In order to be eligible to win, the player must have an ace or card of higher ranking and must beat the dealer's hand. Vegas Aces also offers an optional side wager where the player wagers that he will have the highest-ranking hand.

Countdown is a new table game based on the concept of a countdown. The player can make a variety of wagers that pay from even money to 500 to 1. Countdown uses a standard 52-card deck plus six jokers. The object of Countdown is to go verbally through the card sequence, from King to Ace, while laying down the playing cards, without having the dealt card match the number of card said. If such a match does not occur anywhere in the sequence, a successful launch occurs and the player wins.

Jack Attack, a variation of the standard Blackjack game, has the players playing against each other rather than against the dealer. The players wager the same amount and the highest hand takes the total wagered amount. In the event of a tie, the total wagered amount will carry over to the next hand with a new ante until a player has winning hand.

Wild Hold'em Fold'em, a variation of stud poker, offers the player the feel and decisions of a real-life poker game without the concern of playing against anyone else. In Wild Hold'em Fold'em, the player has three chances to wager should the player continue to play to the end of the hand. First, the player places a side wager and receives three cards. The player then decides to either "Fold'em" and forego the side wager or "Hold'em" and continue. If the player elects to "Hold'em" and continue, the player must place a second side wager equal to the first side wager. The player then receives a fourth card and must decide again to either "Fold'em" and forego the side wagers or "Hold'em" and continue. If the player elects to "Hold'em" and continue, the player must place a third side wager double to the first side wager. Once all third and final wagers are placed, the player receives the fifth and last card face-up. All winning hands are then resolved and paid according to the payout schedule.

PROPRIETARY TECHNOLOGY.  The  Company's  products  are  protected
under   various  pending   patents,   patents,   copyrights   and
trademarks.

All patent applications filed before June 8, 1995 will have a term which is either 17 years from the date of issue or 20 years from the filing date (or priority date). U.S. patent applications filed on or after June 8, 1995 have a term of 20 years from the filing date of the application or filing date of any parent patent application upon which priority is claimed.

Design  patents  have  a term of 14 years from  the  issue  date.
Utility patents require maintenance fees be paid to have the full
term.   The  term  of  patents  may  vary  depending  upon  other
considerations in special cases.

The Safety Peek Playing cards patent claims are directed at both the novel playing cards and methods for playing blackjack using the novel playing cards.

Title:         Cards and Methods for Playing Casino 21 or
               Blackjack
Status:        Issued U.S. Patent
Serial No:     08/165,302
Filing Date:   December 9, 1993
Patent No:     5,403,015
Issue Date:    April 4, 1995

Title:         Cards and Methods for Playing Blackjack
Status:        Issued U.S. Patent
Serial No:     08/353,526
Filing Date:   December 8, 1994
Patent No:     5,518,249
Issue Date:    May 21, 1996

Title:         Blackjack Card Deck
Status:        Issued U.S. Design Patent
Serial No:     29/028,882
Filing Date:   September 23, 1994
Patent No:     Des. 366,503
Issue Date:    January 23, 1996

Patents for the Playing Card Shuffling Machine have been applied for and their status is as follows:

Title:         Playing Card Shuffler
Status:        Issued U.S. Patent
Serial No:     08/228,609
Filing Date:   April 18, 1994

Patent No:     5,676,372
Issued Date:   October 14, 1997

Title:         Playing Card Shuffling Machines and Methods
Status:        Issued U.S. Patent
Serial No:     08/423/408
Filing Date:   April 18, 1995
Patent No:     5,584,483
Issue Date:    December 17, 1996

Title:         Playing Card Shuffling Machines and Methods
Status:        Pending Canadian Patent Application
Serial No:     2,188,137
Filing Date:   April 18, 1995 (International Filing Date)
Patent No:     Not issued
Issue Date:    Not issued

Title:         Playing Card Shuffling Machines and Methods
Status:        Pending European Patent Application
Serial No:     95916434.4
Filing Date:   April 18, 1995 (International Filing Date)
Patent No:     Pending European Patent Application
Issue Date:    Not issued

Title:         Playing Card Shuffling Machines and Methods
Status:        Issued Australian Patent
Serial No:     22936/95
Filing Date:   April 18, 1995 (International Filing Date)
Patent No:     684937
Issue Date:    April 23, 1998

The Blackjack Game System and Methods patent claims are as follows:

Title:         Blackjack Game System and Methods
Status:        Pending application
Serial No:     08/242,229
Filing Date:   May 13, 1994
Patent No:     Not issued
Issue Date:    Not issued

Title:         Blackjack Game System and Methods
Status:        Issued Patent
Serial No:     08/439,687
Filing Date:   May 12, 1995
Patent No:     5,586,766
Issue Date:    December 24, 1996

Title:         Blackjack Game System and Methods
Status:        Pending Canadian patent application
Serial No:     2190266
Registration:  #1483441 and #1483442
Filing Date:   November 13, 1996
Patent No:     Not issued

Issue Date:    Not issued

Title:         Blackjack Game System and Methods
Status:        Pending European patent application
Serial No:     95920444.7
Filing Date:   May 12, 1995
Patent No:     Not issued
Issue Date:    Not issued

Title:         Blackjack Game System and Methods
Status:        Pending Australian patent application
Serial No:     25892/95
Filing Date:   November 12, 1996
Patent No:     Not issued
Issue Date:    Not issued

Title:         Blackjack Game System and Methods
Status:        Pending Patent Cooperation Treaty patent
               application
               Designates about 80 foreign countries for possible
               patents
Serial No:     PCT/US95/12908
Filing Date:   October 13, 1995
Patent No:     Not issued
Issue Date:    Not issued

The Company has applied for the following additional patents:

Title:         Slot Machine and Methods of Operation
Status:        Pending U.S. Patent Application
Serial No:     08/603417
Filing Date:   2/2/96
Patent No:     Not issued
Issue Date:    Not issued

Title:         Drop Slot Game Machine
Status:        Pending U.S. Patent Application
Serial No:     08/649821
Filing Date:   5/17/96
Patent No:     Not issued
Issue Date:    Not issued

Title:         Blackjack Game System and Methods
Status:        unknown
Serial No:     08/798642
Filing Date:   2/11/97
Patent No:     Not issued
Issue Date:    Not issued

Title:         Slot Machine and Methods of Operation
Status:        Pending Patent Cooperation Treaty patent
               application
               Designates about 80 foreign countries for
               possible patents
Serial No:     PCT/US96/02157
Filing Date:   2/20/96

U.S. trademark registrations issued or renewed prior to November 16, 1989 remain in force for 20 years from their date of issue or renewal. Those U.S. trademark registrations issued or renewed on or after November 16, 1989 have a term of 10 years unless canceled or surrendered. The Company has made and received the following trademarks.

Mark:          SAFETY PEEK
Status:        Registered U.S. trademark
Serial No:     74/640,372
Filing Date:   February 21, 1995
Reg. No:       1,944,346
Reg. Date:     December 26, 1995

Mark:          FANTASY 21
Status:        Pending U.S. Trademark Application
Serial No:     74/456,337
Filing Date:   November 3, 1993
Reg. No:       Not yet registered
Reg. Date:     Not yet registered

Mark:          CASINOVATIONS
Status:        Pending U.S. Trademark Application
Serial No:     74/640,371
Filing Date:   February 21, 1995
Reg. No:       Not yet registered
Reg. Date:     Not yet registered

Proprietary information is available to investors upon signature of a Non-Disclosure Agreement.

RESEARCH AND DEVELOPMENT. Prior to the incorporation of the Company and to date, most of the time and effort of the Company has been spent on research and product development. The Company or its predecessors incurred research and development costs aggregating $126,820, $464,304, $244,117 and $436,871 for the six
months ended June 30, 1998 and for the years ended December 31, 1997, 1996 and 1995, respectively. These funds were expended on engineering, tooling, parts and other related expenditures. The Company intends to have a continued emphasis on research and development as funding and cash flow allow.

MANUFACTURING AND PRODUCTION. With respect to the manufacturing capabilities of the Company, the Company has established a manufacturing facility in Boise, Idaho for the purposes of producing the Shuffler and Fantasy 21. The Company has 50 completed Fantasy 21 units that are in the quality assurance process. These units will be shipped to the Company's offices in Las Vegas, Nevada, by the fall of 1998. Fantasy 21 is produced in batches of 50 units and, from the point of ordering components to completion, takes twelve to fourteen weeks to produce each batch. The Company employs a combination of employees and contract laborers in the manufacturing process. As for the Shuffler, the Company has ordered components that will enable its manufacturing facility to produce several hundred units by the end of 1998. As for SecureDrop, the Company is manufacturing the necessary components at its principal offices in Las Vegas, Nevada through the use of employees, contract laborers and third-party manufacturers. The key third-party manufacturers for SecureDrop are Tripp Plastics Components of Las Vegas, Nevada and Three Rivers Electronics of Las Vegas, Nevada, both of which have over fifteen years and twenty years of experience, respectively, in the gaming industry. Currently, SecureDrop is in the third and fourth rounds of production proofs. The Company is currently producing 250 units of SecureDrop. Since the Company has licensed the rights to the Safety-Peek Card to the George C. Matheson Company ("GEMACO") and the US Playing Card Company, the Company does not have manufacturing facilities for this product.

SERVICE AND MAINTENANCE POLICY. The Company intends to establish appropriate service capabilities for each product in each market it services, either through its distributors or with in-house personnel.

MARKETING. The Company shall market and distribute its products in one of three ways, depending upon the regulatory market and the specific product.

(i)    Directly by the Company's sales force;
(ii) Through OEM's who incorporate a Company's product into a product they manufacture; or
(iii) Through distributors with a significant market presence in one or more regulatory markets.

OEM's, original equipment manufacturers, are manufacturers who build product to the product owner's specifications and place the owner's name on the product.

EXCLUSIVE DISTRIBUTORSHIP AGREEMENTS. The Company currently has an exclusive distributorship agreement with Sodak Gaming, Inc. The term of the agreement is five years. The Company agrees to offer to Sodak a minimum discount of twenty-five percent (25%) less than the promoted retail price in Nevada. The territory includes all Indian lands of the United States and First Nation/Aboriginal Lands in Canada, Deadwood, South Dakota and
Miss Marquette Riverboat and Casino, Marquette, Iowa. The Company also has an exclusive distributorship agreement with RGB SDN BHD., a Malaysia corporation. The term of the agreement is five years. The Company agrees to offer to RGB SDN BHD a minimum discount of twenty-five percent (25%) less than the promoted retail price in Nevada. The territory includes the entire Asian Rim area including but not limited to Malaysia, Singapore, China, Hong Kong, Korea, Vietnam, Indonesia, Thailand, The Philippines, Nepal, Cambodia, India, Sri Lanka, Macau, Myanmar, Laos, Cruise Ships based in Malaysia, Singapore & Hong Kong and the Islands in the Asian areas. The territory specifically excludes Japan,
Australia and New Zealand which will be treated as common distributor areas. Additionally, the Company has an exclusive distributorship agreement with H. Joel Rahn (company name to be designated). The term of the agreement is five years. The Company agrees to offer to H. Joel Rahn a minimum discount of twenty-five percent (25%) less than the promoted retail price in Nevada. The territory consists of South America, Central America, the Caribbean Islands, the State of Florida and Cruise Ships worldwide, excluding Cruise Ships based in Malaysia, Singapore and Hong Kong. The territory consisting of the
Bahamas shall be non-exclusive. The Company has also entered into an exclusive five-year distributorship agreement with Belgium Gaming Technology, a Belgian corporation, with respect to all countries in the European Commonwealth, Eastern Europe and Africa with the exclusion of South Africa and ferry ships.

EXCLUSIVE LICENSING AGREEMENTS. The Company has granted joint exclusive licenses to GEMACO and to The US Playing Card Company specifically for the Safety Peek Playing Card. The terms of the GEMACO agreement provides for a royalty of $.04 per deck of playing cards being paid to the Company on a quarterly basis. Additionally, GEMACO agreed that during the term of the agreement, it will use $.02 on each deck for promotion and advertising of the product. The US Playing Card Company pays a royalty of $.075 per deck.


Technology Development Center, LLC, has granted an exclusive license to the Company relating to its technology known as a "Coin Operating Machine Having An Electronically Identified Coin Collection Box". The geographical scope of the license is the United States of America and all foreign countries. As consideration for the exclusive license, the Company executed a promissory note secured by assets of the Company payable to Technology Development Center, LLC, for $50,000 payable in five monthly installments beginning on November 14, 1997 and a promissory note secured by the assets of the Company, payable to Technology Development Center, LLC for $50,000 payable in twelve monthly installments beginning on April 15, 1998. The Company shall pay a royalty of $7.50 per each licensed product sold, rented, leased, or otherwise used for profit, provided that the Company receives a net compensation in excess of $7.50 for each Product Development and Ownership History. On July 31, 1998, the Company and Technology Development Center, LLC amended the exclusive license such that the Company will make monthly payments of $5,000 from August 1998 to October 1998, make a payment of $2,500 in November 1998, and convert the remaining balance of $51,250 in principal and future into 20,500 Common Shares at a conversion rate of $2.50 per Common Share. Through this amendment, the Company reduces its cash payment requirements and related expenses. The Company is current on its obligations with Technology Development Center, LLC.


EMPLOYEES. As of the date of this Prospectus, the Company has ten full time and two part-time employees. The Company will, as operations demand, sub-contract the balance of its personnel through independent contractors or hire additional employees. See "RISK FACTORS."

COMPETITION. There is significant competition in the gaming industry. The Company competes with established companies and other entities (many of which possess substantially greater resources than the Company). Almost all of the companies with which the Company competes are substantially larger, have more substantial histories, backgrounds, experience and records of successful operations, greater financial, technical, marketing and other resources, more employees and more extensive facilities than the Company now has, or will have in the foreseeable future. It is also likely that other competitors will emerge in the near future. There is no assurance that the Company will continue to compete successfully with other established gaming product manufacturers. The Company shall compete on the basis of quality and price. Inability to compete successfully might result in increased costs, reduced yields and additional risks to the investors herein.

REGULATION. The gaming industry is a highly regulated industry and is subject to numerous statutes, rules and regulations administered by the gaming commissions or similar regulatory authorities of each jurisdiction. Generally, the Company and other entities which seek to introduce gaming products or concepts into such jurisdictions may be required to submit applications relating to their activities or products (including detailed background information concerning controlling persons within their organization) which are then reviewed for approval. The Company may incur significant expenses in seeking to obtain licenses for its gaming products and concepts, and no assurance can be given that its products will be approved in any particular jurisdiction. The failure to obtain such approval in any jurisdiction in which the Company may seek to introduce its products or concepts, could have a material adverse effect on the Company's business.

With respect to its current products, the Company has received approval from the Nevada Gaming Authorities to sell Fantasy 21, Bonus Blackjack, Colorado Hold'em, Countdown, Danny's Jackpot Dice, Raz and Wild Hold'em Fold'em. In addition, the Company is currently conducting or has completed field trials for the Random Ejection Shuffler and SecureDrop. The Company has not yet received final approval for Twin Baccarat, Vegas Aces and Wild Jackpot Poker.


As a condition to final approval for the Shuffler, the Nevada State Gaming Control Board required the removal of Steven Forte from the operations of the Company and the repurchase of all Common Shares beneficially owned by Steven Forte. Accordingly, the Company negotiated the Forte Transaction with Steven and Cheryl Forte. On July 2, 1998, the Nevada State Gaming Control Board approved the terms of the Forte Transaction and granted the Company approval to conduct field trials for the Shuffler. The Company has successfully completed field trials for the Shuffler at Harrah's-Las Vegas, Fitzgerald's Casino Hotel, and the Frontier Hotel and Gambling Hall. See "MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "CERTAIN TRANSACTIONS - Related Party Transactions".

-----------------------------------------------------------------
 MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF
                           OPERATIONS
-----------------------------------------------------------------

TRENDS AND UNCERTAINTIES. Demand for the Company's products will be dependent on, among other things, general economic conditions which are cyclical in nature. Inasmuch as a major portion of the Company's activities is the manufacture and sale of gaming products and concepts, new technologies may reduce and/or restrict the Company's activities.

In addition, the outcome of this Offering is uncertain. The lack of sales of this Offering would negatively impact the Company's ability to successfully continue operations.

CAPITAL AND SOURCE OF LIQUIDITY. The Company is developing business plans and operations that are expected to permit the Company to be self-supportive five to six months after normal sales begin. Should the Company be able to complete this Offering, the Shuffler, Fantasy 21, SecureDrop and the Company's other table games will be brought to market. The ability of the Company to obtain any necessary gaming licenses, authorizations and approvals in certain key jurisdictions, such as Nevada and
New Jersey, will materially impact the Company's ability to market its products. The Company received regulatory approval to conduct field trials for the Shuffler on July 2, 1998. The Company has successfully completed such field trials at Harrah's-Las Vegas, Fitzgerald's Casino Hotel, and the Frontier Hotel and Gambling Hall. Additional new products are in conceptual design stages and, with adequate funding, are expected to be brought to market within the next 12 months.

For the three months ended March 31, 1998 and the six months ended June 30, 1998, the Company did not make any significant acquisitions of plant and equipment. Inventory for parts to assemble product increased $79,162 at the end of the second quarter. There are no expectations for the purchase of significant equipment or plant. Management of the manufacturing process for the Shuffler has been relocated to the Company's manufacturing facilities in Boise, Idaho.


At  June  30,  1998,  the Company's working capital  deficit  was
$1,848,947  compared  to $1,031,024 at December  31,  1997.   The
current ratio (the ratio of current assets to current liabilities) as of June 30, 1998 was 0.18:1, compared to 0.26:1 at December 31, 1998. The Company is presently dependent on the success of the Offering to fund its current liquidity needs or it will need to locate alternative sources of funding for which there may not be sources available. The Company has also relied on working capital advances from its principal shareholder of $490,000 in the first six months of 1998 (in addition to a $150,000 convertible debenture purchase) for liquidity requirements, without which the Company would not have been able to operate. Since June 30, 1998, the Company has received proceeds of $354,750 from the sale of shares pursuant to the
Offering and has received an additional $325,000 loan from its principal shareholder. Although the Company is currently negotiating with certain lenders for additional sources of funds and anticipates receiving such additional sources of funds, the Company may not be able to locate alternative liquidity sources in the event that the principal shareholder ceases to make advances to the Company and the Offering is not successful.

The Company is currently negotiating the definitive documents for the Forte Transaction. See "CERTAIN TRANSACTIONS - Related Party Transactions." The negotiated purchase price is $2,351,705 in the form of a promissory note (the "Forte Note"). The Forte Note shall bear an interest rate of 6.5% for the first year and 8% thereafter. The Forte Note shall be amortized over a 10 year period with payments of interest only during the first year, payable on the six month and one year anniversary of the Forte Note, and payments of principal and interest thereafter, payable on a monthly basis. On the five year anniversary of the Forte Note, a balloon payment of the remaining unpaid principal and interest will be due and payable. Since the definitive documents with respect to the Forte Transaction are currently being negotiated, the Forte Note is not dated and, accordingly, the interest has not started to accrue. Therefore, there will be no interest payments in 1998. In addition, as part of the Forte Note, the Company has agreed to reduce the outstanding principal of the Forte Note by $750,000 if the Company completes the Offering. In the event the Company fails to sell all 1,500,000 Common Shares yet sells at least 500,000 Common Shares for cash, the Company has agreed to reduce the outstanding principal of the Forte Note by an amount calculated by multiplying $750,000 by the ratio of the number of Common Shares sold for cash by 1,500,000 Common Shares. Further, in the event the Company issues and sells Common Shares in a subsequent registered public offering, the Company and Steven and Cheryl Forte have agreed to a schedule whereby the Company will reduce specified amounts of outstanding principal of the Forte Note according to specified proceeds received by the Company through such a public offering. The Company presently anticipates repaying the Forte Note through a portion of the proceeds of the Offering, proceeds from any future registered offering, future refinancings and cash flow from operations.

On July 31, 1998, the Company and Technology Development Center, LLC amended the terms of the exclusive license granted to the Company and the terms of the associated promissory notes such that the Company will make monthly payments of $5,000 from August 1998 to October 1998, make a payment of $2,500 in November 1998, and convert the remaining balance of $51,250 in principal and future into 20,500 Common Shares at a conversion rate of $2.50 per Common Share. Through this amendment, the Company reduces its cash payment requirements and related expenses. The Company is current on its obligations with Technology Development Center, LLC.

The Company currently has no material commitments for capital expenditures. The Company has planned expenditures of $900,000 for the cost of sales and $130,000 for additional tooling costs of manufacturing. These costs will be less if the sales projections are not met. The Company intends to use a majority of the proceeds of this Offering to make a portion of the proposed expenditures. If this Offering is not successful, the Company's cash flow will be negatively affected if the expenditures are made. In addition, as described in "LEGAL PROCEEDINGS," the Company is obligated to pay a former third-party supplier $150,000 by October 1, 1998 and, if the Company fails to make such payment, an additional $125,000. The Company believes that it has adequate sources of cash to make the payment of $150,000 by October 1, 1998.


During December 1997 the Company entered into financing type lease transactions with a leasing company whereby the Company sold and leased back from the lessor all of its furniture and equipment, tooling and a total of twenty six of its shuffler machines.

Scheduled maturities of the obligations as of December  31,  1997 are as follows:


                                                              Amount
                                                           ------------
      1998                                                   $209,425
      1999                                                   $170,097
      2000                                                   $170,097
                                                           ------------
      Minimum future lease payments                          $549,619
      Less interest component                               ($102,519)
      Present value of future net minimum lease payments     $447,100
                                                           ------------
        Less current portion                                ($153,851)
                                                           ------------
      Due after one year                                     $293,249


Property recorded under capital leases includes the following as of December 31, 1997:

      Office furniture and equipment                          $31,110
      Tooling                                                $271,500
                                                           ------------
                                                             $302,610
        Less accumulated amortization                        ($22,749)
                                                           ------------
      Net capitalization leased equipment                    $279,861
      Shuffler machines, at cost                              $52,598
                                                           ------------
      Total assets subject to capital leases                 $332,459

Although the sale had an immediate positive effect on the cash flow of the Company, the lease payments will have a future negative effect on the liquidity of the Company.

As described above, the Company is developing business plans and operations that are expected to permit the Company to be self-supportive five to six months after normal sales begin. The funding requirement to complete this time period is estimated to be $550,000 and may come in the form of these Offering proceeds, deposits on future sales or debt financing. Based on the completion of a successful offering subscription and final product development and refinement, the Company anticipates that the monthly cash flow will be at a break-even point within six months. No additional capital needs are anticipated. This planning, if effective, would permit funds raised in this Offering, if any, to be used to develop new products in the next six months.

If the Company has to add a significant amount of capital equipment to develop an expanded in-house production capacity, this will impact cash flow in a potentially significant way. The Company expects that the net proceeds from this Offering and the cash flow from operations will be sufficient to allow the Company to meet the expected growth in demand for its products for at least the next twelve months. However, there can be no assurance that sufficient capital will be raised or that future product sales will meet the Company's growth expectations. Should either of these fail to occur, the Company may elect to (i) reduce the planned introduction of new products to a level consistent with its resources or (ii) pursue other financing alternatives such as loans. The Company has received $940,000 of additional debt financing in the first eight months of 1998. Implementation of either of the foregoing options could delay or diminish the Company's planned growth and adversely affect its profitability.

For the year ended December 31, 1997, the Company acquired plant and equipment valued at $296,156. The Company had an increase in patents and trademarks of $29,110. As a result, the Company had net cash used in investing activities of $325,266 for the year ended December 31, 1997.

For the year ended December 31, 1996, the Company acquired plant and equipment valued at $12,969. The Company had an increase in patents and trademarks of $65,781. As a result, the Company used net cash in investing activities of $78,750 for the year ended December 31, 1996.

For the year ended December 31, 1997, the Company sold common stock for cash in the amount of $1,015,510. The Company received proceeds from long-term debt of $547,100. The Company had an increase in stockholder loans of $120,000 and the Company repaid $38,886 of shareholder loans. As a result, net cash provided by financing activities was $1,841,244 for the year ended December 31, 1997.

For the year ended December 31, 1996, the Company sold common stock for cash in the amount of $887,265. The Company had an increase in stockholder loans of $630,168. As a result, net cash provided by financing activities was $1,517,433 for the year ended December 31, 1996.

Management is of the opinion that upon completion of the Offering, its current working capital and anticipated funds from operations are sufficient to meet its cash requirements for moderate growth in the year ahead.

On a long term basis, liquidity is dependent on increased revenues from operations, additional infusions of capital and debt financing. The Company believes that additional capital and debt financing in the short term will allow the Company to commence its marketing and sales efforts and thereafter result in revenue and greater liquidity in the long term. However, there can be no assurance that the Company will be able to obtain additional equity or debt financing in the future, if at all.

YEAR 2000. During 1998, the Company undertook an assessment of the information systems and software used in its operations to determine whether or not those systems were Year 2000 compliant, and assessed plans to upgrade systems and/or software that was determined to not be Year 2000 compliant.

The Company has begun and is continuing to assess potential issues related to the approach of the Year 2000 other than those relating to the Company's internal information systems, such as critical supplier readiness and potential problems associated with embedded technologies, and will develop and implement plans to correct any deficiencies found.

Based upon the Company's efforts to date, the Company believes that the costs of addressing the Company's Year 2000 issues have not been and are not currently expected to be material to the Company's results of operations or financial position; however, should the Company and/or its critical suppliers fail to identify and/or correct material Year 2000 issues, such failure could impact the Company's ability to operate as it did before the Year 2000, and subsequently have a material impact on the Company's results of operations or financial position. In such an event, the Company will address issues as they arise and strive to minimize any impact on the Company's operations. The impact on the Company's operating results of such failures and of any contingency plans to be designed to address such events cannot be determined at this time.

RESULTS OF OPERATIONS

Three Months and Six Months Ended June 30, 1998 and 1997


For the three months ended June 30, 1998 and the six months ended June 30, 1998, the Company had a net loss of $754,880 and $1,275,060, respectively. For the three months ended June 30, 1998 and the six months ended June 30, 1998, the Company had depreciation and amortization of $37,210 and $44,175, respectively.

For the three months ended June 30, 1998 and the six months ended June 30, 1998, the Company had general and administrative expenses of $705,080 and $1,060,867, respectively. For these time periods, these expenses consisted of salaries and related costs of $196,110 and $303,383, respectively, consulting services of $123,741 and $202,242, respectively, cost of gaming industry shows of $7,754 and $17,117, respectively, travel and entertainment costs of $47,455 and $109,118, respectively, printing and office expense, including rent of $36,532 and $70,642, respectively, and legal expenses of $92,350 and $106,930, respectively.


Years Ended December 31, 1997 and 1996

For the year ended December 31, 1997, the Company had a net loss of $2,606,071. The Company had revenues from card royalties of $2,226, interest income of $8,290 and the sale of patent rights of $3,000 for the year ended December 31, 1997. The Company had depreciation and amortization of $40,262 and amortized deferred interest of $186,000 for the year ended December 31, 1997. The Company had an increase in accounts receivable of $15,327, an increase in prepaid expenses of $39,276, an increase in accounts payable of $335,459 and a decrease in accrued expenses of $57,809.

The Company issued stock for interest valued at $117,332. The Company issued stock and options for services of 136,000. The compensation value of cash stock sales was $177,000 for the year ended December 31, 1997. For the year ended December 31, 1997, the Company had net cash used in operating activities of $1,949,467.

The Company had general and administrative expenses of $1,826,250. These expenses consisted of salaries of $363,497, payroll taxes & benefits of $49,604, travel and entertainment of $313,425, fees to consultants of $627,913, legal expenses of $72,785, gaming shows of $151,425, office rent of $26,646, printing, video and other of $22,489, and miscellaneous expenses of $198,416.

For  the year ended December 31, 1996, the Company had a net loss
of  $1,638,227.   The Company had revenues in card  royalties  of
$2,450  and interest income of $1,803 for the year ended December
31, 1996.

The Company issued stock for services valued at $700,500. Interest added to loan balances was $23,245. The Company exchanged equipment valued at $2,903 for services. The Company had depreciation and amortization of $2,553 for the year ended December 31, 1996. Due to the commencement of operations, the Company had an increase in accounts receivable of $2,833, an increase in prepaid expenses of $300, an increase in other assets of $6,119, and increase in accounts payable of $73,330 and an increase in accrued expenses of $104,351 for the year ended December 31, 1996. For the year ended December 31, 1996, the Company had net cash used in operative activities of $887,257.

For the year ended December 31, 1996, the Company had general and administrative expenses of $1,318,327. These expenses consisted of consulting services valued at $826,824, salaries and wages of $254,200, legal and accounting of $108,510, development costs of $68,520, reimbursement of services of $33,497, patent and trademark costs of $27,312, telephone of $12,880, travel of $24,943, and other miscellaneous expenses of $38,359.

The Company also paid general and administrative expenses of $52,313 to a related party. Research and development costs to a related party for the year ended December 31, 1996 was $244,117.

The Company shall seek to maintain low operating and administrative expenses while expanding operations and increasing the number of distributors and operating revenues. However, increased marketing expenses will probably occur in future periods as the Company attempts to further increase its marketing and sales efforts.

-----------------------------------------------------------------
                           MANAGEMENT
-----------------------------------------------------------------

OFFICERS AND DIRECTORS. Pursuant to the Company's Articles of Incorporation, each Director shall serve until the annual meeting of the stockholders, or until his or her successor is elected and qualified. The Company's basic philosophy mandates the inclusion of directors who will be representative of management, employees and the minority shareholders of the Company. Directors may only be removed for "cause". The officers of the Company serve at the pleasure of the Company's Board of Directors.

The principal executive officers and directors of the Company will be as follows:


      NAME                        POSITION           TERM(S) OF OFFICE
      ----                        --------           -----------------
Jay L. King, age 51           Chief Financial        From May 27, 1998
                             Officer, Treasurer          to present
                               and Secretary

Steven Blad, age 47           President, Chief       From May 27, 1998
                             Executive Officer           to present
                                and Director

Richard S. Huson, age 58        Chairman of          From May 27, 1998
                           the Board of Directors        to present

Jamie McKee, age 39               Director           From May 27, 1998
                                                         to present

Bob Smith, age 60                 Director           From May 27, 1998
                                                         to present

David Sampson, age 57             Director          From March 12, 1996
                                                         to present

RESUMES.

JAY L. KING. Mr. King has extensive experience in all phases of financial management for a variety of companies and circumstances. He was Controller for Sigma Game, Inc., a manufacturer and developer of electronic based and software driven gaming machines, from December 1994 to October 1995. Mr. King was consultant to the corporation from November 1995 through February 1996 and served as Vice President of Finance and Controller and Director from March 1996 to May 27, 1998. Since May 27, 1998, Mr. King has served as Chief Financial Officer, Treasurer and Secretary. From July 1993 to November 1994, Mr. King was an independent financial consultant and Chief Financial Officer for I.C. Refreshment Corporation, a startup beverage company. From 1986 to 1993, Mr. King was director of financial management for PG&E, a public utility company. Mr. King managed full financial responsibilities for engineering, construction and manufacturing business unit.

Mr. King holds a BS in Accounting (1971) and an MBA (1973) from the University of Utah and is a Certified Public Accountant.

STEVEN J. BLAD. Mr. Blad was President and Chief Executive Officer of Flagship Games International from 1987 to July 1991. From July 1991 to September 1994, Mr. Blad was a consultant for Marketing and Gaming in Atlanta, Georgia. From October 1994 to September 1996, Mr. Blad was a consultant for Spintek Gaming Technologies. Mr. Blad joined the Company in October 1996 as Vice President of Sales and Marketing until April 30, 1997 when he was named President of the Company. Mr. Blad served in that position until May 27, 1998 when he became Chief Executive Officer, President and Director of the Company.

Mr. Blad received a Bachelor of Arts degree in 1973 from Carson Newman. He obtained a Masters of Arts degree in 1975 from
Southern Baptist Graduate School. From 1975 to 1976, Mr. Blad attended additional graduate studies at the University of Alabama.

DAVID E. SAMPSON. From August, 1985 to 1991, Mr. Sampson was the owner and manager of University Bistro in Seattle, Washington. From March 1994 to April 1996, Mr. Sampson has served as President and Chairman of MITT USA Corporation, a sporting goods manufacturer. Mr. Sampson joined Rendova Boats, LLC as General Manager and Director in October 1996 and still holds that position. Rendova Boats is a boat manufacturer located in Olympia, Washington. Mr. Sampson received a Bachelor of Science at Oregon State University in Social Science in 1965. He received a Masters degree in Political Science from the State University of New York at Buffalo in 1968 and a post-graduate degree from the Pacific Coast Banking School at the University of Washington.

RICHARD S. HUSON.    Mr. Huson has been Chairman of the Board  of
Directors since May 1998. Mr. Huson is a Principal of the Crabbe Huson Group, Inc., an investment advisory firm, which he co-founded in 1980. Previously, Mr. Huson worked for three years as a registered representative at Foster & Marshall, Inc. From 1974-1977, Mr. Huson was Senior Vice President, and Investment Director for the Boston Company Institutional Investors, Inc.
Mr.   Huson  previously  managed  mutual  funds  with  Wellington
Management   Company  in  Boston,  Massachusetts  and   Financial
Programs, Inc. in Denver, Colorado. He began his career in investments in 1966 as a securities analyst after earning a BS degree with emphasis on finance and economics from Portland State University.

JAMIE  MCKEE.     Ms. McKee has been a member  of  the  Board  of
Directors since May 1998. Ms. McKee has been the editor of CASINO JOURNAL, a national trade publication for the gaming industry, since February 1996. From April 1995 to February 1996, Ms. McKee was a Public Relations Account Executive with DRGM Advertising and Public Relations in Las Vegas, Nevada. From 1988 to April 1995, Ms. McKee was editor of the LAS VEGAS BUSINESS PRESS, a weekly business publication in Las Vegas, Nevada. Ms. McKee earned a Bachelor of Arts in English from the University of Nevada, Las Vegas in 1983.

BOB L. SMITH. Mr. Smith has been a member of the Board of Directors since May 1998. Mr. Smith also serves as Chairman of the Board of Directors and Chief Executive Officer of VIP's Industries, a company co-founded by Mr. Smith in 1968 that oversees restaurant, hotel and real estate development in five Western states. In 1966, he started the Bob L. Smith Real Estate Company, concentrating on real estate and development in Oregon, Washington and Northern California. From 1962 through 1965, Mr. Smith was Real Estate Analyst and Marketing Supervisor with the American Oil Company. Mr. Smith currently serves on the Board of Directors of Centennial Bank, Regency of Oregon (formerly Blue Cross and Blue Shield of Oregon), The Crabbe-Huson Funds, Inc., an investment management company, and Flying J. Inc, an integrated oil company. Mr. Smith received a Bachelor of Science in Business Administration from the University of Oregon in 1962.

ADDITIONAL OFFICERS AND EMPLOYEES

WILLIAM O'HARA. Mr. O'Hara has been Senior Vice President of the Company since August 1998. With almost forty years of sales experience, Mr. O'Hara formerly held the positions of Senior Vice President, Vice President of Field Operations, Executive Director of Customer Relations and Director with Shuffle Master Gaming, Inc., the Company's primary competitor. During his employment with Shuffle Master Gaming, Inc., Mr. O'Hara created the sales, marketing and service divisions. Mr. O'Hara currently sits on the board of directors of seven gaming and business associations.

DEAN BARNETT. Mr. Barnett, Vice President of Sales since August 1998, has over five years of sales experience in the gaming industry. Mr. Barnett formerly held the position of National Sales Manager for Shuffle Master Gaming, Inc. Prior to his employment with Shuffle Master Gaming, Inc., Mr. Barnett worked for Bally's Las Vegas as part of a special management team focused on fraudulent player practices, such as card counting and shuffle tracking.

REMUNERATION. The following table sets forth certain summary information concerning the total remuneration paid or accrued by the Company, to or on behalf of the Company's Chief Executive Officer and the Company's four most highly compensated executive officers determined as of the end of each of the last three years.


                           Annual Compensation               Long Term Compensation
                       -----------------------------    -------------------------------
                                                               Awards           Payouts
                                                        ----------------------  -------
                                               Other                Securities
                                               Annual   Restricted    Under-               All Other
                                               Compens    Stock       lying       LTIP     Compensa-
Name and Principal     Year  Salary   Bonus    ation     Award(s)    Options/   Payouts      tion
Position                      ($)      ($)      ($)        ($)       SARs (#)     ($)         ($)
------------------     ----  ------  -------   -------  ----------  ----------  -------    ---------
Steven Blad,           1997  19,500    -0-       -0-      15,000        -0-       -0-      152,780<F1>

Chief Executive        1996    -0-     -0-       -0-        -0-         -0-       -0-       27,740<F1>
Officer, President
and Director           1995    -0-     -0-       -0-        -0-         -0-       -0-        -0-
----------------------------------------------------------------------------------------------------
Jay L. King,           1997  90,000   3,600      -0-        -0-         -0-       -0-        -0-

Chief Financial        1996  73,750  12,500    10,200       -0-         -0-       -0-        -0-
Officer, Secretary
and Director           1995    -0-     -0-       -0-        -0-         -0-       -0-        -0-
----------------------------------------------------------------------------------------------------
David E. Sampson,      1997    -0-     -0-      1,500       -0-         -0-       -0-        -0-

Vice President and     1996  15,000    -0-       -0-        -0-         -0-       -0-        -0-
Director
                       1995    -0-     -0-       -0-        -0-         -0-       -0-        -0-
----------------------------------------------------------------------------------------------------
Glen Pickell,          1997    -0-     -0-       -0-        -0-         -0-       -0-       71,120<F1>

Chief Executive        1996    -0-     -0-       -0-        -0-         -0-       -0-       20,479<F1>
Officer (Sept. 1996 -
May 1998)              1995    -0-     -0-       -0-        -0-         -0-       -0-        -0-
----------------------------------------------------------------------------------------------------
Randy Sines,           1997  80,000    -0-       -0-        -0-         -0-       -0-       15,641

President and          1996  40,000    -0-       -0-        -0-         -0-       -0-        -0-
Director (Sept. 1996
to Aug. 1997)          1995    -0-     -0-       -0-        -0-         -0-       -0-        -0-

________________

<F1>  Affiliated  entities of current  and  former  officers  and
directors  received  compensation  in  the  fiscal  years   ended
December 31, 1996 and December 31, 1997: (i) the Arcus Group controlled by Glen (Tom) Pickell, former officer and director of the Company, provided management consulting services to the Company and received $20,479 in 1996 and $71,210 in 1997;
(ii)  Gametek  controlled  by  Steven  J.  Blad  provided  sales, marketing and management consulting services to the Company received $152,780 in 1997 and $27,750 in 1996; and (iii) Designed Devices, Co. controlled by Norman Kelln, former officer and director of the Company, provided engineering and management consulting services to the Company and received $302,551 in 1996 and $64,663 in 1997.

EMPLOYMENT AND PERSONAL SERVICES AGREEMENTS. The Company entered into an employment agreement with Jay L. King, effective January 1, 1997, for a term of two years. Upon expiration, the employment agreement shall be renewed for regular successive one-year terms unless either party submits a notice of termination thirty days prior to the end of the preceding period. Mr. King receives a monthly base salary of $7,500 and shall be entitled to a quarterly bonus in an amount not to exceed $2,500 per month upon the Company achieving its goals as set by the Company's Board of Directors, upon the fulfillment of the Employees duties and the Company achieving its goals. Additionally, Mr. King shall receive stock options to purchase up to 150,000 Common Shares of the Company at $1.50 per Common

Share upon the following events: (i) stock options for 50,000 Common Shares upon successful completion of the SB-2; (ii) stock options for 50,000 Common Shares upon Mr. King fulfilling his obligations and the Company reaching its goals for 1997; and
(iii) stock options for 50,000 Common Shares upon Mr. King fulfilling his obligations and the Company reaching its goals for 1998.

Effective June 1, 1998, Steven Blad entered into an employment agreement (the "Blad Agreement") with the Company for a term expiring December 31, 1999. Mr. Blad will receive base pay of $12,500 per month through December 31, 1998 and $18,500 per month for the remainder of the term. Mr. Blad was granted options to purchase 100,000 shares at $1.50 per share effective immediately and is eligible to receive an additional stock option for 100,000 shares at $1.50 per share upon attaining the Company's goals for 1998 as determined by the Board of Directors. An affiliated entity of Mr. Blad also agreed to the termination of a consulting agreement in exchange for $42,000, payable over 7 months, and 10,000 shares of the Company's Common Stock.

BOARD OF DIRECTORS COMPENSATION. Members of the Board of Directors will receive $500 per meeting if said directors are not separately compensated by the Company and will be required to attend a minimum of four meetings per fiscal year. All expenses for meeting attendance or out of pocket expenses connected directly with their Board representation will be reimbursed by the Company. No differentiation is made in the compensation of "outside Directors" and those officers of the Company serving in that capacity.

The  Company  has  obtained  Directors  and  Officers  Insurance.
Pursuant to the policy with National Union Fire Insurance Company, the coverage includes Company reimbursement and sections action claims entity coverage. The coverage has a $1,000,000 aggregate limit of liability in each policy year (inclusive of defense costs) and there is a retention of $25,000 for each claim.

CONFLICTS OF INTEREST POLICY. The Company has adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of the Company's Board of Directors. The Bylaws of the Company provide that no such transactions by the Company shall be either void or voidable solely because of such relationship or interest of directors or officers or solely because such directors are present at the meeting of the Board of Directors of the Company or a committee thereof which approves such transactions, or solely because their votes are counted for such purpose if: (i) the fact of such common directorship or financial interest is disclosed or known by the Board of Directors or committee and noted in the minutes, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote for that purpose without counting the vote or votes of such interested directors; or (ii) the fact of such common directorship or financial interest is disclosed to or known by the shareholders entitled to vote and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of shareholders holding a majority of the Common Shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of shareholders); or (iii) the contract or transaction is fair and reasonable to the Company at the time it is authorized or approved. In addition, interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors of the Company or a committee thereof which approves such transactions. If there are no disinterested directors, the Company shall obtain a majority vote of the shareholders approving the transaction.

INDEMNIFICATION. The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Washington, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

INDEMNIFICATION  OF OFFICERS OR PERSONS CONTROLLING  THE  COMPANY
FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD
TO  BE  AGAINST  PUBLIC  POLICY BY THE  SECURITIES  AND  EXCHANGE
COMMISSION AND IS THEREFORE UNENFORCEABLE.

-----------------------------------------------------------------
                      CERTAIN TRANSACTIONS
-----------------------------------------------------------------

DISTRIBUTION OF SECURITIES. In July 1996, the Board of Directors authorized the distribution of 200,000 A Warrants each exercisable into one Common Share at the exercise price of $3.75 per Common Share, 200,000 B Warrants each exercisable into one Common Share at the exercise price of $4.00 per Common Share and 250,000 C Warrants each exercisable into one Common Share at the exercise price of $6.00 per Common Share. These distributions were made to the owners of record of Common Shares on the books of the Company as of July 22, 1996. On September 11, 1998, the Company's Board of Directors called the B Warrants and C Warrants. Holders of the B Warrants and the C Warrants may exercise such warrants at $4.00 and $6.00, respectively, until October 11, 1998, at which time such holders will be entitled to receive $.001 per underlying Common Share. The remaining A Warrants are exercisable for a period of 48 months from the date of issue and are callable with 30 days notice at a price of $.001 per warrant.

CONSULTING AGREEMENTS. On July 15, 1996, the Company entered into a consulting agreement with Pratt, Wylce & Lords, Ltd. ("Pratt") to assist the Company in its capitalization and the acquisition of additional financing. The agreement was amended on January 28, 1997 and subsequently canceled. The net payment to Pratt after amendment and termination of the consulting agreement was $35,000 cash and 25,000 Common Shares. Due to the date of the consulting agreement, the Company distributed A, B and C Warrants to Pratt, however, Pratt disclaimed the A, B and C Warrants and these Warrants were then redistributed on a pro rata basis to the remaining shareholders.

Additionally, the Company entered into a consulting agreement with Gaming Venture Corp., U.S.A. ("GVC") to assist the Company with the promotion of its products and its Common Shares. The original agreement with GVC was dated July 8, 1996 and was amended on December 1, 1996 and again on February 1, 1997. The contract began on July 8, 1996, and by amendment, will run through July 7, 1998. The Company no longer employs the services of GVC. GVC received 200,000 shares of the Company, $45,000 in cash and options to acquire an additional 100,000 Common Shares. By action of the Company's Board of Directors, on April 30, 1997, the options were exchanged for D Warrants which were subsequently exercised.

LOAN COLLATERALIZED BY RELATED PARTY. On July 11, 1997, GVC placed $200,000 in a 200 day Certificate of Deposit with Bank West located at 3500 West Sahara Avenue in Las Vegas, Nevada. Bank West loaned the Company up to the full amount of GVC's CD and charges the Company an interest rate which is the rate of the CD plus 2%.

The Company agreed to pay GVC a payment equal to 8.5% of the total amount when the Company pays off the principal of the loan to Bank West. The payment will be 8.5% of the principal of $200,000 or a total of $17,000. If the Company is unable to pay off the loan balance after the 200 day period, half of the $17,000 payment must be paid to GVC. GVC will then have the option of renewing the CD and allowing the Company to continue with the loan or convert the principal balance of the loan into the Company's common stock with registration rights. GVC has elected to renew the CD on similar terms from the first 200 day period such that the remaining principal of the loan will be due on November 2, 1998.

CONSULTING AGREEMENT WITH RELATED PARTY. On February 1, 1997, the Company entered into a consulting agreement with Gametek, and Steven Blad, an officer of the Company. This Agreement was terminated effective as of June 1, 1998 upon effectiveness of the Blad Agreement. See "MANAGEMENT - Employment and Personal Services Agreements."


RELATED PARTY TRANSACTIONS. On May 28, 1998, the Company entered into a letter agreement with Steven Forte, a former employee and director of the Company, and Cheryl Forte through which the Company has agreed to purchase, subject to the approval of the Nevada State Gaming Control Board and to  the  dissolution  of  the Sines-Forte Partnership,  from  the
Forte's: (a) certain royalties from the sales of the Shuffler, Fantasy 21 and the Safety-Peek Playing Card; (b) 20,000 options exercisable by Mr. Forte at $1.50 per underlying share; and (c) 848,682 Common Shares at $2.50 per share. The Forte Transaction also involves the termination of the employment agreement with Steven Forte and the gifting of 82,000 Common Shares by Steven and Cheryl Forte to certain individuals.

As consideration for the royalties, options and Common Shares, the Company will execute a promissory note in the amount of
$2,351,705 (the "Forte Note"). The Forte Note shall bear an interest rate of 6.5% for the first year and 8% thereafter. The Forte Note shall be amortized over a 10 year period with payments of interest only during the first year, payable on the six month and one year anniversary of the Forte Note, and payments of principal and interest thereafter, payable on a monthly basis. On the five year anniversary of the Forte Note, a balloon payment of the remaining unpaid principal and interest will be due and payable. Since the definitive documents with respect to the Forte Transaction are currently being negotiated, the Forte Note is not dated and, accordingly, the interest has not started to accrue. Therefore, there will be no interest payments in 1998.

Although the Forte Note will be secured by the 848,682 Common Shares and by a first security interest in the patents for the Shuffler and Fantasy 21, Steven and Cheryl Forte have agreed to release their security interest in said patents for a principal reduction of 50% of the outstanding principal of the Forte Note and for a due-on-sale amendment to the Forte Note whereby the outstanding principal of the Forte Note will be due and owing upon a change of control of the Company. In addition, the
Company has agreed to reduce the outstanding principal of the Forte Note by $750,000 if the Company completes the Offering of 1,500,000 Common Shares. In the event the Company fails to sell all 1,500,000 Common Shares yet sells at least 500,000 Common Shares for cash, the Company has agreed to reduce the outstanding principal of the Forte Note by an amount calculated by multiplying $750,000 by the ratio of the number of Common Shares sold for cash by 1,500,000 Common Shares. Further, in the event the Company issues and sells Common Shares in a subsequent registered public offering, the Company and Steven and Cheryl Forte have agreed to a schedule whereby the Company will reduce specified amounts of outstanding principal of the Forte Note according to specified proceeds received by the Company through such a public offering.

During the year ended December 31, 1997, Mr. Huson made additional advances to the Company aggregating $120,000 which are due on demand and bear interest at 9.5% per annum. The Company made cash payments of principal ($18,866) and interest ($37,563) against advances from two other shareholders during the year ended December 31, 1997. In the first eight and one-half months of 1998, Mr. Huson advanced an additional $150,000 for 6% convertible unsecured notes and $615,000 in 9% demand notes.

During the year ended December 31, 1996, Steven Forte, a former consultant, employee and director, Randy Sines, a former officer and director, and Richard Huson, a principal shareholder and director of the Company, made advances to the Company for working capital purposes. The balances payable by the Company aggregated $441,017 at December 31, 1997, including accrued interest. No cash repayments have been made against the advances, which are due on demand. Mr. Huson made an additional advance in the amount of $300,000 on January 15, 1996. The advance was due on July 15, 1996. The advance was collateralized by partnership shares of Sharps equivalent to 700,000 Common Shares controlled by Steven and Cheryl Forte and Randy Sines. On October 1, 1996, Mr. Huson exercised his rights against the collateral and as a result, the collection rights to the advance plus accrued interest, which aggregated $320,168 at October 1, 1996, transferred to the other officer/shareholders. The advances accrue interest at between 9.5% and 14.5% per annum. One of the advances in the amount of $250,000 from Mr. Huson provides for repayment of the loan by December 31, 1997 or, upon default, at the option of the shareholder, by the issuance of the Company's common shares at a conversion rate of $.82 per share. On December 31, 1997, Mr. Huson elected to convert the principal and interest due ($279,229.29) to 339,304 Common Shares (at $.82 per Common Share).

Amendment to Employment Agreement (Personal Service Agreement) and Covenant Not to Compete and Funding Agreements with Randy Sines. The Company and Randy Sines had previously entered into an Employment Agreement (Personal Service Agreement) and Covenant Not to Compete dated March 31, 1996. In connection with the Employment Agreement, the parties entered into a Funding
Agreement  dated  January  15,  1996  and  Third  Round   Funding
Agreement dated September 30, 1996. The Third Round Funding Agreement subordinated the $300,000 promissory note assigned to Cheryl Forte/Steve Forte and the Employee to the $500,000 promissory note, dated September 30, 1996, payable to Richard S. Huson. This subordination requires payments of $10,000 each to Employee and Cheryl Forte. The $300,000 promissory note was further subordinated by the agreement, dated July 8, 1997, to the $45,000 promissory note, dated July 8, 1997, payable to Richard
S. Huson. (These agreements and their amendments are referred to as the "Funding Agreements"). Mr. Sines resigned as an officer, director and employee of the Company effective August 27, 1997. As a result of Mr. Sines' resignation, the parties confirmed and modified each other's obligations under the Employment Agreement and Funding Agreements.

------------------------------------------------------------------
                     PRINCIPAL SHAREHOLDERS
------------------------------------------------------------------

As of September 11, 1998, there were 6,497,844 Common Shares outstanding. Assuming exercise of the 200,000 A Warrants and 645,000 options currently outstanding, there would be 7,342,844 Common Shares outstanding on a fully diluted basis. The following tabulates holdings of shares of the Company by each person who, subject to the above, as of September 11, 1998, holds of record or is known by Management to own beneficially more than 5% of the Common Shares and, in addition, by all directors and officers of the Company individually and as a group.

                                                                                  PERCENTAGE OF
                                                                  NUMBER OF        OUTSTANDING
                                                                   SHARES            SHARES
                                    NUMBER       PERCENTAGE      OUTSTANDING       TO REFLECT
                                      OF         OF SHARES          AFTER          CONCLUSION
       NAME AND ADDRESS           SHARES<F1>    OUTSTANDING       OFFERING         OF OFFERING
-----------------------------   -------------  --------------  --------------   ----------------

Richard S. Huson<F2>                2,614,310         35.60%        2,614,310          30.67%
121 S.W. Morrison, Suite 1400
Portland, Oregon  97204

Steven Blad<F3>                       310,000          4.22%          310,000           3.64%
286 Doe Run Circle
Henderson, Nevada 89012

David E. Sampson<F4>                  100,653          1.37%          100,653           1.17%
4009 - 205th Avenue N.E.
Woodinville, Washington 98072

Jay L. King<F5>                       100,000          1.36%          100,000           1.17%
4600 North Donna Street
North Las Vegas, Nevada 89031

Bob L. Smith<F6>                       58,557          0.80%           58,557           0.69%
3136 River Road South
Salem, Oregon  97302

Jamie McKee                                 0             0%                0              0%

2811 Sesame Drive
Las Vegas, Nevada  89122

Randy D. Sines<F7>                    908,434         12.37%          908,434          10.66%
4056 South Madelia
Spokane, Washington  99203

All Officers and Directors          3,083,520         41.99%        3,083,520          36.19%
as a Group (6 persons)

--------------------

    <F1> Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.
    <F2>  Includes 52,271 Common Shares which may be issued  upon exercise of the A Warrants. Mr. Huson has agreed to lockup his selling security holder shares until completion of the Offering. In addition, Mr. Huson has agreed to lockup 1,363,551 shares pursuant to an agreement dated August 27, 1998 by and between the Company and Mr. Huson.
    <F3>  Includes 10,000 Common Shares issued to Gametek,  Inc.,
200,000 Common Shares which may be issued upon exercise of 200,000 options, and 100,000 Common Shares which may be issued upon exercise of an option granted by Mr. Huson. Mr. Blad has agreed to lockup his shares until completion of the Offering.
    <F4>  Includes 1,557 Common Shares which may be  issued  upon exercise of the A Warrants and 95,000 Common Shares which may be issued upon exercise of 95,000 options. Mr. Sampson has agreed to lockup his selling security holder shares.

                               39

    <F5>  Includes 75,000 Common Shares which may be issued  upon exercise of 75,000 options. Mr. King has agreed to lockup his selling security holder shares until completion of the Offering.
    <F6>  Includes 33,557 Common Shares which may be issued  upon exercise of the A Warrants by VIP's Industries, Inc., an entity controlled by Mr. Smith, 20,000 Common Shares issued to VIP's Industries, Inc., and 5,000 Common Shares issued to Mr. Smith. Mr. Smith has agreed to lockup his shares until completion of the Offering.
    <F7>  Includes 2,874 Common Shares which may be  issued  upon exercise of the A Warrants and 20,000 Common Shares which may be issued upon exercise of 20,000 options. In addition, Mr. Sines has agreed to lockup 470,851 shares pursuant to an agreement dated August 27, 1998 by and between the Company and Mr. Sines.

This table does not include 75,000 Common Shares reserved for issuance pursuant to loan conversion options. Additionally, on September 24, 1996, Mr. Huson agreed to loan up to $500,000 to the Company for a period not to exceed December 31, 1997. The note shall be secured by agreement of Randy Sines and Cheryl Forte to provide Mr. Huson a minimum of 51% of the voting rights by pledging sufficient voting rights of their Common Shares in the Company until the note is paid in full and a total of $2.4 million is raised through all sources. See "CERTAIN TRANSACTIONS" for further discussion.

There are currently 200,000 A Warrants outstanding. The following tabulates holdings of A Warrants of the Company by each person who, subject to the above, at the date of this Prospectus, holds of record or is known by Management to own beneficially more than 5.0% of the A Warrants and, in addition, by all directors and officers of the Company individually and as a group.


                                 TOTAL NUMBER OF     % OWNED       AMOUNT        % OWNED
                                    A WARRANTS      PRIOR TO       OWNED          AFTER
            NAME                      OWNED         OFFERING   AFTER OFFERING    OFFERING
            ----                      -----         --------   --------------    --------
VIP's Industries, Inc. <F1>,<F2>      33,557         16.78%         33,557        16.78%
David E. Sampson                       1,557          0.78%          1,557         0.78%
Jay L. King                                0             0%              0            0%
Jamie McKee                                0             0%              0            0%
Steven J. Blad                             0             0%              0            0%
Richard S. Huson<F2>                  52,721         26.36%         52,721        26.36%
Richard Jaslow<F2>                    50,336         25.17%         50,336        25.17%
Jay Willoughby<F2>                    19,295          9.67%         19,295         9.67%
David Goldsmith<F2>                   19,295          9.67%         19,295         9.67%
All Officers and Directors As
a Group (6)                           87,835         43.92%         87,835        43.92%

-------------------

      <F1> VIP's Industries, Inc. is an entity controlled by  Bob
L. Smith, a director of the Company.
      <F2>  As  an incentive to certain individuals for  securing convertible debt financing of $500,000, certain holders of Class A Warrants assigned a portion of their Class A Warrants to the individuals providing the convertible debt financing. The Class A Warrants remain exercisable at $3.75 per underlying Common Share. The assignment was at no cost to the Company and did not create a gain or loss for the Company.



Pursuant to a previously filed Registration Statement on Form SB-2/A (Post-Effective Amendment No. 1) filed with the Securities and Exchange Commission on June 5, 1998, the Company registered the Common Shares underlying its A, B and C Warrants (the "Warrants") on behalf of its selling security holders. On September 11, 1998, the Company's Board of Directors determined that it was in the best interest of the Company and its shareholders to call the Company's Class B and Class C Warrants. Holders of the Class B and Class C Warrants may exercise such Warrants at $4.00 and $6.00 per Common Share, respectively, until October 11, 1998 at which time the holders of the Class B and Class C Warrants will be entitled to receive $.001 per underlying Common Share. As a result of such redemption and the termination of the placement agreement with Travis Morgan Securities, Inc., there will be no transfer of any interests in the Class B and Class C Warrants from such warrant holders to Travis Morgan Securities, Inc.


There are currently outstanding options to purchase 645,000 Common Shares of the Company. The following tabulates holdings of options of the Company by each person who, subject to the above, at the date of this Prospectus, holds of record or is known by Management to own beneficially more than 5.0% of the options and, in addition, by all directors and officers of the Company individually and as a group.

                             TOTAL NUMBER OF      % OWNED       AMOUNT        % OWNED
                              OPTIONS OWNED      PRIOR TO        OWNED         AFTER
           NAME             PRIOR TO OFFERING    OFFERING   AFTER OFFERING   OFFERING
           ----             -----------------    --------   --------------   --------
Bob L. Smith                          0               0%            0             0%
Jay L. King                      75,000           11.63%       75,000         11.63%
Steven Blad                     200,000           31.01%      200,000         31.01%
Jamie McKee                           0               0%            0             0%
Richard Huson                         0               0%            0             0%
Norman Kelln                    125,000           19.38%      125,000         19.38%
David Sampson                    95,000           14.73%       95,000         14.73%
Donald Peterson                 100,000           15.50%      100,000         15.50%
All Officers and Directors
As a Group (6)                  370,000           57.36%      370,000         57.36%

------------------------------------------------------------------
                SHARES ELIGIBLE FOR FUTURE SALE
------------------------------------------------------------------

As of September 11, 1998, the Company had 6,479,844 Common Shares outstanding. Other securities that may be issued, in the future, in private transactions pursuant to an exemption from the Securities Act are "restricted securities" and may be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Rule 144 provides, in essence, that a person who has held restricted securities for a period of one year may sell every three months in a brokerage transaction or with a market  maker  an  amount  equal to the  greater  of  1%  of  the
Company's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of the Company may sell is not so limited. Non-affiliates may each sell without limitation shares held for three years. The Company will make application for the listing of its Shares in the over-the-counter market. Sales under Rule 144 may, in the future, depress the price of the Common Shares in the over-the-counter market, should a market develop. Prior to this Offering, there has been no public market for the Common Shares. The effect, if any, of a public trading market or the availability of shares for sale at prevailing market prices cannot be predicted. Nevertheless, sales of substantial amounts of shares in the public market could adversely effect prevailing market prices.

------------------------------------------------------------------
        MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED
                       STOCKHOLDER MATTERS
------------------------------------------------------------------

Prior  to this Offering, there has been no market for the  Common
Shares. Upon successful completion of this Offering, the Company intends to apply to have the Common Shares traded in the over-the-counter market and listed on the OTC Bulletin Board.

HOLDERS.   The  approximate number of holders of  record  of  the
Company's $.001 par value common stock, as of September 11,  1998 was approximately 120 shareholders.

DIVIDENDS. Holders of the Company's common stock are entitled to receive such dividends as may be declared by its Board of Directors.

BROKER-DEALER SALES OF COMPANY SECURITIES. The Company intends to list its Common Shares, at least initially, on the OTC
Bulletin Board and on NASDAQ Small Cap Market upon meeting the requirements for a NASDAQ listing, if ever. Upon completion of this Offering, the Company will not meet the requirements for a NASDAQ Small Cap Market listing. As of February 23, 1998, the requirements for a NASDAQ listing are net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income (in latest fiscal year or 2 of last 3 fiscal years) of $750,000, a public float of 1,000,000 Common Shares, a market value of the public float of $55,000,000, a minimum bid price of $4.00 per share, three market makers, 300 round lot shareholders, an operating history of one year or a market capitalization of $50,000,000 and compliance with corporate governance. The OTC Bulletin Board has no quantitative written standards and is not connected with the NASD. Until the Company obtains a listing on the NASDAQ Small Cap Market, if ever, the Company's securities may be covered by Rule 15g-9 under the Securities Exchange Act of 1934 that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must furnish to all investors in penny stocks, a risk disclosure document required by Rule 15g-9 of the Securities Exchange Act of 1934, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in penny stock; and
(iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement. A penny stock means any equity security other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1;
(ii) authorized or approved for authorization upon notice of issuance, for quotation in the NASDAQ system; (iii) that has a price of five dollars or more or (iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this Offering to sell their shares in the secondary market. See "MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS - Broker-Dealer Sales of Company's Securities."

------------------------------------------------------------------
                       TERMS OF OFFERING
------------------------------------------------------------------


PLAN OF DISTRIBUTION. The 1,500,000 Common Shares are being offered for sale by the Company on a best efforts basis. The Placement Agents have been retained to act as the exclusive agents for the Company in connection with the arrangement of such offers and sales on a best efforts basis. The Placement Agents are not obligated to and do not intend to itself take (or purchase) any of the Common Shares. It is anticipated that the Placement Agents will obtain indications of interest from potential investors for the amount of this Offering and that the Placement Agents will sell Common Shares accordingly. The Company has agreed to provide the Placement Agents a 10% discount on Common Shares placed by the Placement Agents and indemnify the Placement Agents against certain liabilities, including liabilities under the Securities Act. The Company has also agreed to grant to the Placement Agents warrants for 550,000 Common Shares at a price of $3.00 per Common Share in the event that the Placement Agents sell the Common Shares remaining under the Offering within sixty (60) days of the date of the underlying placement agreement. The Common Shares underlying the warrants are not registered but may be registered pursuant to certain piggyback registration rights. The Company has terminated that certain placement agreement dated May 29, 1998 by and between the Company and Travis Morgan Securities, Inc.


No investor funds will be accepted prior to the effectiveness of this Registration Statement. All investor funds will be placed promptly, and following receipt, in an escrow account with Bank West of Nevada. The Offering will not continue after the closing date. The Company reserves the right to withdraw, cancel or reject an offer in whole or in part. There are no plans, proposals, arrangements or understandings with any potential sales agent with respect to participating in the distribution of the Company's securities.

The Company has registered 2,107,973 Common Shares on behalf of selling security holders. The Company has borne all costs, expenses and fees in connection with the registration of such shares. The Company is not selling any Common Shares on behalf of selling security holders and has no control over such shares with the exception of certain lock-up agreements between the
Company and certain shareholders. The Company, through its Placement Agents, will undertake a best efforts offering at the same time as the selling shareholders will be selling their registered shares. Although officers and directors of the Company are participating as selling security holders, current and certain former officers and directors have entered into written agreements not to sell their Common Shares until the
Offering  is  fully  subscribed.  In addition,  the  Company  has proposed to enter into written lockup agreements with its officers and directors and with certain shareholders. Through these lockup agreements, the relevant shareholders would agreed to lockup their Common Shares for a period of one year. However, if for any reason the last sale price of the Common Shares, (a)
on  any  stock  exchange designated by the Company on  which  the
Common Shares may be listed, (b) if the Common Shares is not traded on any stock exchange, by any reputable quotation reporting service, or (c) if such quotations are not reported by any such reporting service, by any dealer in securities dealing in the Common Shares, exceeds $2.875 for ninety (90) consecutive trading days, the lockup agreements shall be terminated. The Company has secured lockup agreements for 502,443 Common Shares held by officers and directors. The Company has contacted shareholders holding 1,203,821 Common Shares with respect to the lockup agreements. There is no guarantee that all of the contacted shareholders will subject their respective Common Shares to the terms of the lockup agreement. If all of the Common Shares become subject to lockup agreements, there will only be 401,709 Common Shares available for sale by selling security holders. These lockup agreements will limit the number of Common Shares available for establishing a market for the Common Shares.

In addition, the Company has entered into an agreement dated August 27, 1998 with Richard Huson and Randy Sines to lockup 1,834,402 Common Shares (1,363,551 shares and 470,851 shares, respectively). The parties entered into this lockup agreement as a condition of the California Department of

Corporations to qualification of the Offering in California. The lockup agreement shall terminate only on an order of the State of California Department of Corporations upon the demonstration of certain earnings by the Company.

Conflicts of interests may arise due to the fact that the Offering and the secondary offering of the selling security holders will be conducted contemporaneously. The Company shall concentrate its sales efforts in the period immediately after the effective date of the Offering until the Common Shares are listed on the OTC Bulletin Board. Additionally, the Company may pursue alternate financing to avoid said conflict of interests once trading of the Common Shares commences.

The selling security holders may sell the Common Shares offered hereby in one or more transactions which may include "block" transactions in the over-the-counter market, in negotiated transactions or in a combination of such methods of sales, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling security holders may effect such transactions by selling the Common Shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchaser(s) of the Common Shares for whom they may act as agent or to whom they may sell as principals, or both. The selling security holders and any agents, dealers or underwriters that act in connection with the sale of the Common Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the Common Shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

There are no current or future plans, proposals, arrangements or understandings by any selling security holders to distribute their registered Common Shares to their respective outstanding shareholders or partners. The Company contacted the selling security holders and ascertained the following:

    i. there are not any current or future plans, proposals, arrangements or understandings by any selling security holders to distribute their registered Common Shares to their respective outstanding shareholders or partners.

    ii. there are not any plans, arrangements or understandings by any selling security holders to sell their registered Common Shares to any particular individual(s) or to use such registered shares to satisf y contractual obligations.

    iii. there are not any plans, arrangements or understandings by any selling security holders to sell their registered Common Shares to any party affiliated with the Offering.

    iv. there are not any plans, arrangements or understandings by any selling security holders to sell their registered Common Shares to any person or entity related to the expenses of the Offering.

To the extent there is any change in the intentions of selling security holders regarding any of the above, the Company hereby undertakes to file a post-effective amendment regarding such change in the plan of distribution of selling security holders.

DETERMINATION OF OFFERING PRICE. The offering price and other terms of the Common Shares were arbitrarily determined by the Company after considering the total offering amount needed and the possible dilution to existing and new shareholders.

OFFERING  PROCEDURE.  This Offering will terminate on  or  before
December  31,  1998.   In  the  Company's  sole  discretion,  the
offering of Common Shares may be extended for up to three thirty day periods, but in no event later than March 31, 1998.

SUBSCRIPTION PROCEDURE. The full amount of each subscription will be required to be paid with a check payable to the Company in the amount of the subscription. Such payments are to be remitted directly to the Company by the purchaser or by the soliciting broker/dealer before 12:00 noon, on the following business day, together with a list showing the names and addresses of the persons subscribing for the offered Common Shares or copies of subscribers confirmations.

------------------------------------------------------------------
                   DESCRIPTION OF SECURITIES
------------------------------------------------------------------

QUALIFICATION. The following statements constitute brief summaries of the Company's Articles of Incorporation, as amended, and Bylaws, as amended. Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Articles of Incorporation and Bylaws.

The Company's Articles of Incorporation authorize it to issue up to 20,000,000 Common Shares. Common Shares purchased in this Offering will be fully paid and non-assessable. There are no provisions in the Company's Articles of Incorporation or Bylaws that would delay, defer or prevent a change-in-control of the Company.

Pursuant to Section 23B.19.040 of the Washington Business Corporation Act, a target corporation shall not engage in any significant business transaction for a period of five years following the acquiring person's share acquisition time unless the significant business transaction or the purchase of shares made by the acquiring person is approved prior to the acquiring person's share acquisition time by a majority of the members of the board of directors of the target corporation. Additionally,
Section 23B.11.030 of the Washington Business Corporation Act requires that shareholder approval be obtained to approve any plan of merger or share exchange. These provisions could delay, defer or prevent a change-in-control of the Company.

COMMON STOCK. As of September 11, 1998, there were 6,497,844 Common Shares outstanding. As a result, up to 7,679,944 Common Shares will be outstanding upon completion of this Offering. This does not include 75,000 Common Shares reserved for issuance pursuant to loan conversion options, 645,000 shares reserved for issuance to key employees and others pursuant to outstanding options and commitments.

Holders of Common Shares are entitled to cast one vote for each share held at all shareholders meetings for all purposes. There
are   no   cumulative   voting  rights.   Upon   liquidation   or
dissolution, each outstanding Common Share will be entitled to share equally in the assets of the Company legally available for distribution to shareholders after the payment of all debts and
other  liabilities.   Common Shares are not redeemable,  have  no
conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering. All outstanding Common Shares are, and the shares offered hereby will be when issued, fully paid and non-assessable.

There are no limitations or restrictions upon the rights of the Board of Directors to declare dividends out of any funds legally available therefor. The Company has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The Board of Directors initially may follow a policy of retaining earnings, if any, to finance the future growth of the Company. Accordingly, future dividends, if any, will depend upon, among other considerations, the Company's need for working capital and its financial conditions at the time.

WARRANTS. In July 1996, the Board of Directors authorized the distribution of 200,000 A Warrants each exercisable into one Common Share of the Company at the exercise price of $3.75 per Common Share, 200,000 B Warrants each exercisable into one Common Share of the Company at the exercise price of $4.00 per Common
Share  and  250,000 C Warrants each exercisable into  one  Common
Share of the Company at the exercise price of $6.00 per Common Share. These distributions were to be made to the owners of record of Common Shares on the books of the Company as of July 22, 1996.

In April 1998, certain holders of the A Warrants transferred and assigned a portion of their A Warrants to Richard S. Huson, VIP's Industries, Inc. (an entity controlled by Bob Smith, a director of the Company), David Goldsmith, Jay Willoughby, and Richard Jaslow as a means of securing convertible debt financing for the Company. The convertible debt financing matures in January 1999 and may be converted at a rate of $2.125 per Common Share.

In June 1997, the Company authorized the issuance of 200,000 Class D Warrants. The D Warrants are exercisable into one common share at the purchase price of $1.50. The D Warrants shall be exercisable for a period of two years from January 31, 1997 and shall be redeemable by the Company at $.001 per D Warrant upon thirty days notice. To date, all of the Class D Warrants have been exercised.


On  September  11,  1998,  the Board of Directors  called  the  B
Warrants and C Warrants. Holders of the B Warrants and the C Warrants may exercise such warrants at $4.00 and $6.00 per Common Share, respectively, until October 11, 1998, at which time the holders of such warrants will be entitled to receive $.001 per underlying Common Share. The remaining A Warrants are exercisable for a period of four years from July, 1996 and are callable with 30 days notice at a price of $.001 per warrant. As a result of such redemption and the termination of the placement agreement with Travis Morgan Securities, Inc., there will be no transfer of any interests in the Class B and Class C Warrants from such warrant holders to Travis Morgan Securities, Inc.

Through the placement agreement dated September 17, 1998 by and between the Company and First Global Securities, Inc. and Grant Bettingen, Inc. (collectively, the "Placement Agents"), the Company granted the Placement Agents contingent warrants for the purchase of 550,000 Common Shares at an exercise price of $3.00 per Common Share. The Company will issue such warrants only if the Placement Agents are successful in placing the Common Shares remaining under the Offering within sixty (60) days after the date of the placement agreement. The Common Shares underlying the warrants are not registered but may be registered pursuant to certain piggyback registration rights.


TRANSFER  AGENT.   The  Company has  retained  Continental  Stock
Transfer and Trust Company as transfer agent for the Company's securities.

------------------------------------------------------------------
                         LEGAL MATTERS
------------------------------------------------------------------

The due issuance of the Common Shares offered hereby will be opined upon for the Company by Randall & Danskin, P.S., in which opinion Counsel will rely on the validity of the Certificate and Articles of Incorporation issued by the State of Washington, as amended and the representations by the management of the Company that appropriate action under Washington law has been taken by the Company.

------------------------------------------------------------------
                       LEGAL PROCEEDINGS
------------------------------------------------------------------

On April 24, 1998, a complaint was filed in District Court, Clark County, Nevada on behalf of the Company against Western Electronics, Inc. ("Western") and its Chief Executive Officer, John Wasden. The Complaint alleges causes of action for breach of contract, declaratory relief, unjust enrichment, interference with contractual relations, conversion and fraud--intentional misrepresentation, all stemming from purchase orders between the Company and Western for the Shuffler. The Complaint was served upon Western on April 27, 1998, and service upon Mr. Wasden is pending. Through this litigation, the Company seeks to recover component parts purchased for the assembly of the Shuffler or in the alternative to recover the monies expended for their purchase as well as other money damages. Subsequent to the filing of its answer, Western filed an amended answer and counterclaim in which Western alleged breach of contract and payment of amount.

On July 28, 1998, the Company and Western entered into an agreement to settle all claims between the two parties. Pursuant to the terms of the settlement, the parties agreed to dismiss the aforementioned matters with prejudice and agreed to mutually release and indemnify each other with respect to the issues that were the subject matter of this litigation. Further, in exchange for certain component parts and equipment used for the assembly of the Company's products, the Company executed a demand note in the amount of $325,000 in favor of Western which note the Company
(i) has already paid $50,000, and (ii) will be able to satisfy in full at a discount if the Company pays an additional $150,000 to Western by October 1, 1998. If the Company is unable to pay the $150,000 by October 1, 1998, the Company will be obligated to pay an additional $125,000 thus reflecting the full amount of the demand note.


Steven L. Forte, a former employee and director of the Company, was convicted of a gambling-related third degree felony in New Jersey in 1990, and in 1982 pled guilty to a misdemeanor trespass charge arising from a gambling related charge emanating from Harrah's Casino in Reno, Nevada. Such convictions could affect the Company's ability to obtain approval for the licensing of the Company, if required, in any number of prospective jurisdictions. Due to this conviction, the Nevada State Gaming Control Board has conditioned its approval of the Shuffler on the removal of Steven Forte as an employee and shareholder of the Company. As a means of addressing the potential effect of such convictions, the Company and Mr. Forte have agreed to enter into the Forte Transaction subject to the approval of the Nevada State Gaming Control Board. See "MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF FINANCIAL OPERATIONS" and "CERTAIN TRANSACTIONS B Related Party Transactions."


------------------------------------------------------------------
                            EXPERTS
------------------------------------------------------------------

The audited financial statements included in this Prospectus have been so included in reliance on the report of James E. Scheifley & Associates, P.C., Certified Public Accountants, on the authority of such firm as experts in auditing and accounting.

------------------------------------------------------------------
             INTERESTS OF NAMED EXPERTS AND COUNSEL
------------------------------------------------------------------

None of the experts or counsel named in the Prospectus are affiliated with the Company.

------------------------------------------------------------------
                  INDEPENDENT AUDITOR'S REPORT
------------------------------------------------------------------


Board of Directors and Stockholders
Casinovations Incorporated
(A Development Stage Company)

We have audited the balance sheet of Casinovations Incorporated as of December 31, 1997, and the related statements of income, changes in stockholders' equity, and cash flows for each of the two years in the period then ended and for the period from inception (April 29, 1994) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Casinovations Incorporated as of December 31, 1997, and the results of its operations and cash flows for each of the two years in the period then ended and for the period from inception (April 29, 1994) to December 31, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has suffered recurring losses from operations, maintains a stockholders'
deficit and has made significant commitments, which raise substantial doubts about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                  James E. Scheifley & Associates, P.C.
                       Certified Public Accountants

Englewood, Colorado
February 5, 1998

                   Casinovations Incorporated
                  (A Development Stage Company)
                          Balance Sheet

                                                                June 30, 1998     December 31, 1997
                                                                 (Unaudited)
                                                               ---------------   ------------------
                             ASSETS
Current assets:
 Cash                                                            $     28,294        $    119,389
 Accounts receivable, trade                                             9,927                  75
 Accounts receivable B employees                                       12,285              18,085
 Inventories                                                          308,411             129,695
 Inventories subject to capital leases                                      -              52,598
 Prepaid expenses                                                      48,490              40,000
                                                                 -------------       -------------
    Total current assets                                              407,407             359,842

Property and equipment subject to capital lease
 at cost, net of accumulated depreciation of $25,132 and
 $59,814, respectively                                                266,349             279,861
Leasehold improvements, at cost net of accumulated
 amortization of $2,383                                                     -               4,966

Intangible assets, at cost, net of accumulated
 amortization of $27,587 and $18,095, respectively                    165,080             158,167
Deposits                                                               53,361              47,719
                                                                 -------------       -------------
                                                                 $    892,197        $    850,555
                                                                 =============       =============
              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Note payable B bank                                             $    197,500        $    197,500
 Notes payable B other                                                605,000              75,000
 Current portion of leases payable                                    149,616             153,851
 Accounts payable                                                     498,095             406,944
 Accounts payable B related party                                           -              35,367
 Accrued wages                                                         34,563              37,563
 Accrued interest                                                      65,449              26,315
 Customer deposits                                                     13,374              17,309
 Shareholder loans                                                    692,357             441,017
                                                                 -------------       -------------
    Total current liabilities                                       2,255,954           1,390,866

Convertible debentures                                                      -             100,000
Leases payable B non-current                                          223,363             293,249

Stockholders' equity:
 Common stock, $.001 par value,
  20,000,000 shares authorized, 6,355,942 and
  6,179,638, respectively, shares issued and outstanding                6,356               6,180
 Additional paid-in capital                                         4,524,894           3,970,070
 Unpaid subscriptions to common stock                                       -             (66,500)
 Accumulated deficit during development stage, [Accumulated
 deficit]                                                          (6,118,370)         (4,843,310)
                                                                 -------------       -------------
                                                                   (1,587,120)           (933,560)
                                                                 -------------       -------------
                                                                 $    892,197        $    850,555
                                                                 =============       =============

         See accompanying notes to financial statements.

                   Casinovations Incorporated
                  (A Development Stage Company)
                    Statements of Operations
            Three Months Ended June 30, 1998 and 1997
             Years Ended December 31, 1997 and 1996
   and Period From Inception (April 29, 1994) to June 30, 1998

                                                                                                            PERIOD FROM
                                                                                                             INCEPTION
                                                THREE MONTHS ENDED                                       (APRIL 29, 1994)
                                           ---------------------------                                           TO
                                             JUNE 30,        JUNE 30,      DECEMBER 31,    DECEMBER 31,       JUNE 30,
                                               1998            1997            1997            1996             1998
                                           -------------   ------------   -------------   -------------  ----------------
                                           (unaudited)     (unaudited)                                      (unaudited)

Sales                                       $     3,943     $        -    $      2,226    $      2,450    $       9,249
Interest Income                                       -            900           8,290               -           10,083
Other Income                                          -         13,000           3,000           1,803            3,010
                                            ------------    -----------   -------------   -------------   --------------
                                                  3,943         13,900          13,516           4,253           22,342

Other Costs & Expenses
 General and administrative                     705,080        396,708       1,826,250         977,827        4,102,944
 General and administrative B
   related parties                                    -        203,092               -          52,313           76,768

 Research and Development                        24,487        125,208         464,304         244,117        1,298,080
                                            ------------    -----------   -------------   -------------   --------------
                                                729,567        725,008       2,290,554       1,274,257        5,477,792

(Loss) from operations                         (725,624)      (711,108)     (2,277,038)     (1,270,004)      (5,455,450)

 Interest expense                                     -              -          34,515          14,780           86,823
 Interest expense B related  parties             29,256        145,152         294,518         399,943          728,483
                                            ------------   ------------   -------------   -------------   --------------
                                                 29,256        145,152         329,033         414,723          815,306

(Loss) before income taxes                     (754,880)      (856,260)     (2,606,071)     (1,684,727)      (6,270,756)
Provision for income taxes                            -              -               -               -                -
                                            ------------   ------------   -------------   -------------   --------------

Net (loss)                                  $  (754,880)    $ (856,260)   $ (2,606,071)   $ (1,684,727)   $  (6,270,756)
                                            ============    ===========   =============   =============   ==============

Basic (loss) per share                      $     (0.12)    $    (0.16)   $       (.47)   $      (0.41)   $       (1.39)
                                            ============    ===========   =============   =============   ==============

Weighted average shares
  outstanding                                 6,286,971      5,481,525       5,603,588       4,133,909        4,496,597
                                            ============    ===========   =============   =============   ==============

         See accompanying notes to financial statements.

                   Casinovations Incorporated
                  (A Development Stage Company)
          Statement of Changes in Stockholders' Equity
For the Period From Inception (April 29, 1994) to December 31, 1997
                      and to March 31, 1998
                                                                                                    DEFICIT
                                                                                                ACCUMULATED
                                                                    ADDITIONAL         UNPAID        DURING
                                                   COMMON    STOCK     PAID-IN          STOCK      DEVELOP-
                  ACTIVITY                         SHARES   AMOUNT     CAPITAL  SUBSCRIPTIONS    MENT STAGE         TOTAL
Capital contributed by partners                         -        -  $  101,845   $          -   $         -  $    101,845

Net (loss) for the period                               -        -           -              -       (96,141)      (96,141)
                                                --------------------------------------------------------------------------

      Balance, December 31, 1994                        -        -  $  101,845                      (96,141)        5,704

Issue shares to founders (September 1995)       3,775,000    3,775     297,330                                    301,105

Issuance of stock in private sales:
    October 1995 at $1.00                         130,000      130     129,870                                    130,000
      (less cost of offering)                                           (7,206)                                    (7,206)

Net (loss) for the year                                 -        -           -                     (608,757)     (608,757)
Reclassification of partnership losses                                (152,386)             -       152,386             -
                                                --------------------------------------------------------------------------

      Balance, December 31, 1995                3,905,000    3,905     369,453              -      (552,512)     (179,154)

Issuance of stock for cash in private sales:
    March 1996 at $1.50                            20,000       20      29,980                                     30,000
    April 1996 at $1.50                            10,000       10      14,990                                     15,000
    July 1996 at $1.50                             10,000       10      14,990                                     15,000
    October 1996 at $1.50                          86,000       86     128,914                                    129,000
    November 1996 at $1.50                        302,400      302     453,298                                    453,600
    December 1996 at $1.50                         63,110       63      94,602                                     94,665

Issuance of stock for services:
    June 1996 at $1.50                             30,000       30      44,970                                     45,000
    October 1996 at $1.50                          35,000       35      52,465                                     52,500
    December 1996 at $1.50                        175,000      175     262,325                                    262,000

Issuance of stock to related party
    for debt conversion                           327,000      327     490,173                                    490,500

Option granted to related party for
    debt conversion                                                    232,500                                    232,500

Net (loss) for the year                                 -        -           -              -    (1,684,727)   (1,684,727)
                                                --------------------------------------------------------------------------

      Balance, December 31, 1996                4,963,510    4,964   2,188,659              -    (2,237,239)      (43,616)


                                                           53

Issuance of stock for cash in private sales:
    January 1997 at $1.50                         236,667      237     354,764                                    355,001
    May 1997 at $1.50                             120,339      120     180,388                                    180,509
    June 1997 at $1.50                             43,000       43      64,457                                     64,500
    July 1997 at $1.50                             77,000       77     115,423                                    115,500
    (plus compensation effect of shares
      issued at a discount)                                             77,000                                     77,000

Exercise of common stock warrants
for cash:
    September 1997 at $1.50                       100,000      100     149,900                                    150,000
    October 1997 at $1.50                         100,000      100     149,900                                    150,000
    (plus compensation effect of shares
      issued at a discount)                                            100,000                                    100,000

Issuance of stock for future services:
    February 1997 at $1.50                        135,000      135     202,365       (187,500)                     15,000
    June 1997 at $1.50                             20,000       20      29,980        (30,000)                          -
    Amortization of unpaid stock
      Subscriptions                                                                   136,000                     136,000

Issuance of stock to related party for
Debt conversion:
    March 1997 at $1.50                            45,122       45      67,638                                     67,683
    December 31, 1997 at $.82                     339,000      339     277,891                                    278,230
    (plus additional interest effect of
      Shares issued at a discount)                                      11,705                                     11,705

Common stock subscribed for services
  In May 1997 at $1.50                                                                 15,000                      15,000

Net (loss) for the year                                 -        -           -              -    (2,606,071)   (2,606,071)
                                                --------------------------------------------------------------------------

      Balance, December 31, 1997                6,179,638   $6,180  $3,970,070   $    (66,500)  $(4,843,310) $   (933,560)

Net (loss) for three months
  ended March 31, 1998                                  -        -           -              -      (520,180)     (520,180)

      Balance, March 31, 1998                   6,179,638   $6,180  $3,970,070   $    (66,500)  $(5,363,489) $ (1,420,739)
                                                ==========  ======= ===========  =============  ============ =============

         See accompanying notes to financial statements.

                   Casinovations Incorporated
                  (A Development Stage Company)
                    Statements of Cash Flows
             Six Months Ended June 30, 1998 and 1997
             Years Ended December 31, 1997 and 1996
     Period From Inception (April 29, 1994) to June 30, 1998
                                                                                                                 PERIOD FROM
                                                                                                                   INCEPTION
                                                                                                               (APRIL 29, 1994)
                                                          SIX MONTHS ENDED                                            TO
                                                      JUNE 30,      JUNE 30,      DECEMBER 31,   DECEMBER 31,      JUNE 30,
                                                        1998          1997            1997           1996            1998
                                                    ------------  ------------  --------------  -------------  ---------------
                                                     (unaudited)   (unaudited)                                   (unaudited)
Net (loss)                                          $(1,275,060)  $(1,239,078)  $  (2,606,071)   $(1,684,727)  $  (6,145,756)
 Adjustments to reconcile net income (loss)
  to net cash provided by operating activities:
 Depreciation and amortization                           44,175        11,396          40,262          2,553          88,664
 Stock and options used for services                    191,500       309,999         136,000        700,500         978,000
 Compensation value of cash stock sales                       -             -         177,000              -         177,000
 Stock and options issued for
  additional interest                                         -        59,053         117,332              -         117,332
 Equipment exchanged for services                             -             -               -          2,903           2,903
 Amortization of deferred interest                            -        93,000         186,000         46,500         232,500
Changes in assets and liabilities:
 (Increase) decrease in accounts receivable              (4,052)       (5,591)        (15,327)        (2,833)        (22,212)
 (Increase) decrease in inventory                      (126,118)            -        (181,437)             -        (308,411)
 (Increase) decrease in prepaid expenses                 (8,490)       (4,526)        (39,276)          (300)        (48,490)
 (Increase) decrease in other assets                     (5,642)       (5,201)        (41,600)        (6,119)        (53,361)
 Increase (decrease) in accounts payable                 55,783       (70,672)        335,459        (73,330)        498,094
 Increase (decrease) in accrued expenses                 32,200       (80,170)        (57,809)       127,596         116,387
                                                    ------------    ----------  --------------   ------------  --------------
   Total adjustments                                    179,356       307,288         656,604        797,470       1,778,406
                                                    ------------    ----------  --------------   ------------  --------------
Net cash (used in) operating activities             $(1,095,704)    $(931,790)  $  (1,949,467)   $  (887,257)  $  (4,367,350)
                                                    ------------    ----------  --------------   ------------  --------------

Cash flows from investing activities:
 Acquisitions of plant and equipment                    (16,204)      (18,996)       (296,156)       (12,969)       (331,607)
 Increase in patents and trademarks                     (16,406)      (10,949)        (29,110)       (65,781)       (191,389)
                                                    ------------    ----------  --------------   ------------  --------------
Net cash (used in) investing activities                 (32,610)      (29,945)       (325,266)       (78,750)       (522,996)
                                                    ------------    ----------  --------------   ------------  --------------

Cash flows from financing activities:
 Common stock sold for cash                             430,000       600,010       1,015,510        887,265       2,380,569
 Capital contributions by partners                            -             -               -              -         402,950
 Proceeds from long-term debt                           430,000             -         547,100              -       1,049,100
 Proceeds of shareholder loans                          290,000             -         120,000        630,168       1,060,168
 Repayment of shareholder loans                         (38,660)      (20,000)        (38,866)             -         (97,526)
 Repayment of leases payable                            (74,121)       (9,155)              -              -         123,379
 Proceeds from notes payable                                  -             -         197,500              -               -
                                                    ------------    ----------  --------------   ------------  --------------
Net cash provided by financing activities             1,037,219       570,855       1,841,244      1,517,433       4,918,640
                                                    ------------    ----------  --------------   ------------  --------------
Increase (decrease) in cash                             (91,095)     (390,880)       (433,489)       551,426          28,294
Cash and cash equivalents,
 Beginning of period                                $   119,389     $ 552,878   $     552,878    $     1,452               -
                                                    ------------    ----------  --------------   ------------  --------------
Cash and cash equivalents,
 End of period                                      $    28,294     $ 161,998   $     119,389    $   552,878   $      28,294
                                                    ============    ==========  ==============   ============  ==============

         See accompanying notes to financial statements.

                   CASINOVATIONS INCORPORATED
                  (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
December 31, 1997 and 1996

Note 1. ORGANIZATION

The Company was incorporated on September 20, 1995, in the State of Washington. The Company is in the business of developing and distributing products related to the gaming industry. The Company has not recorded significant revenues to date and is considered to be in its development stage. The Company's principal products are an electronic card shuffling device, a table game similar to the card game "blackjack", and playing cards designed to assist the dealer in the game of "blackjack". The Company also has secured a license agreement to develop and market an electronically identified coin collection box for use with coin operated gaming devices. The Company is a continuation of a partnership known as Sharps International (Sharps), which was formed in April 1994 and whose principal business activity was the development of an electronic card shuffler. Pursuant to a funding agreement dated January 15, 1996, the partners of Sharps received shares of the Company's common stock on a pro rata basis in exchange for their partnership interests. The assets and liabilities of Sharps have been carried forward at
their  historical  basis.   Additional  shares  were  issued   to
partners  of  the  Sines-Forte  general  partnership  (Sines)  in exchange for the assets of Sines. Such assets consisted of certain intellectual property rights for products which the Company plans to exploit. The transaction was accounted for as a reorganization of partnerships into corporate form since the controlling interests of the partnerships are also controlling shareholders of the Corporation. The foregoing financial statements present the operations of the Company and the partnerships from their inception. Values assigned to the acquired intellectual property rights are limited to professional fees paid for patents and trademarks. Sines retains a royalty interest in certain intellectual property transferred as described in Note 9.

SIGNIFICANT ACCOUNTING POLICIES

ESTIMATES
The preparation of the Company's financial statements requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

INVENTORY
Inventory is stated at the lower of cost or market using the first in, first out method. Finished goods include raw materials, direct labor and overhead. Raw materials include purchase and delivery costs. Inventory consists of the following at December 31, 1997:


       Raw materials                $3,725
       Work in progress           $147,368
       Finished goods              $31,200
                                ----------
                                  $182,293

Substantially all of the Company's inventory is produced by an independent manufacturer of electronic devices. Work in progress is located at facilities owned by the manufacturer.

A portion of the Company's inventory is pledged as collateral for leases as described in Note 5.

PROPERTY AND EQUIPMENT
Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in operations for the period. The cost of repairs and maintenance is charged to operations as incurred and significant renewals or betterments are capitalized.

Useful lives for property and equipment are as follows:


       Office equipment             5 years
       Computer software            3 years
       Tooling                      7 years
       Leasehold improvements       2 years

INTANGIBLE ASSETS
The Company has applied for patents for certain of its products. Patent and trademark costs aggregating $169,868 are amortized using the straight line method over a period of ten years beginning in 1997. Amortization for the year ended December 31, 1997 amounted to $15,537.

Organization costs aggregating $6,395 are amortized using the straight line method over a period of five years and are stated net of accumulated amortization of $2,558 at December 31, 1997 and amortization expense in each of the two years then ended amounted to $1,279.

The Company makes reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121, an impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified by the Company for the 1997 and 1996 fiscal years.

LOSS PER SHARE
In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share." SFAS No. 128 supersedes and simplifies the existing computational guidelines under Accounting Principles Board ("APB") Opinion No. 15, "Earnings Per Share."

The statement is effective for financial statements issued for periods ending after December 15, 1997. Among other changes, SFAS No. 128 eliminates the presentation of primary earnings per share and replaces it with basic earnings per share for which common stock equivalents are not considered in the computation. It also revises the computation of diluted earnings per share. The Company has adopted SFAS No. 128 and there is no material impact to the Company's earnings per share, financial condition, or results of operations. The Company's earnings per share have been restated for all periods presented to be consistent with SFAS No. 128.

The basic loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding for the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

REVENUE RECOGNITION
The Company recognizes revenue from the sale of its products upon shipment to the customer. Sales returns and allowances are recorded after returned goods are received and inspected. The Company expects to begin sales of its products in 1998 and plans to provide currently for estimated product returns arising therefrom.

STATEMENT OF CASH FLOW INFORMATION
Cash and cash equivalents consist of cash and other highly liquid debt instruments with a maturity of less than three months. Cash paid for interest expense amounted to $64,260 for the year ended
December 31, 1997.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The Company's short-term financial instruments consist of cash and cash equivalents, accounts and loans receivable, and accounts payable and accruals. The carrying amounts of these financial instruments approximates fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and accounts receivable. During the year the Company maintained cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation.

ADVERTISING
Advertising  expenses are charged to expense upon first  showing.
Amounts charged to expense were $17,393 and $733 for the years ended December 31, 1997 and 1996, respectively.

STOCK-BASED COMPENSATION
The Company adopted Statement of Financial Accounting Standard No. 123 (FAS 123), Accounting for Stock-Based Compensation
beginning  with  the  Company's  first  quarter  of  1996.   Upon
adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees, and has provided in
Note 7 pro forma disclosures of the effect on net income and earnings per share as if the fair value-based method prescribed by FAS 123 had been applied in measuring compensation expense.

NEW ACCOUNTING PRONOUNCEMENTS
SFAS  No.  130,  "Reporting  Comprehensive  Income",  establishes guidelines for all items that are to be recognized under accounting standards as components of comprehensive income to be reported in the financial statements. The statement is effective for all periods beginning after December 15, 1997 and reclassification of financial statements for earlier periods will be required for comparative purposes. To date, the Company has not engaged in transactions which would result in any significant difference between its reported net loss and comprehensive net loss as defined in the statement.

Note 2. PROPERTY AND EQUIPMENT.

Property and equipment consist of the following at December 31, 1997:


    Furniture and fixtures             $31,110
    Tooling                           $271,500
    Leasehold improvements              $7,349
                                    ----------
                                      $309,959
    Accumulated depreciation
     and amortization                  $25,132
                                    ----------
                                      $284,827
                                    ==========

Depreciation expense charged to operations amounted
to  $23,446  and  $2,553   for   the   years  ended
December   31,    1997    and   1996,  respectively

The  Company  owns  tooling used in the  manufacture  of  certain
plastic   components  of  its  shuffler  product.   The   tooling
maintained  by  an  independent  manufacturer  of  such   plastic
components.

Substantially all of the Company's fixed assets secure debt described in Note 5.

Note 3. NOTES PAYABLE

Note payable - bank consists of a $197,450 short term loan from a bank secured during July 1997. The loan bears interest at 7.2% per annum and is due on May 4, 1998. The loan is secured by a certificate of deposit in the amount of $200,000 pledged as collateral by a company to which the Company has issued its common stock in exchange for consulting services. The collateral agreement provides for additional interest costs associated with the loan calculated at 8.5% of the certificate amount accrued ratably over its 200 day term. The agreement also contains a provision for one 200 day extension period and conversion provisions whereby the consultant may elect to receive non-restricted shares of the Company's common stock in lieu of cash repayment of the loan and accrued interest.

The number of conversion shares to be issued in the event of conversion is to be determined at the conversion date, May 4, 1998 unless further extended, based on a quoted market price of the common stock during a five day period prior to the conversion date.

Notes   payable  -  others  consist  of  two  notes  payable   to
individuals  having  face amounts of $50,000  and  $25,000.   The
notes, which were secured during 1995 and are not collateralized, are due on demand and accrue interest at 15% per annum.

Note 4. CONVERTIBLE DEBENTURES


During December 1997 and January 1998, the Company received proceeds from unsecured convertible debentures aggregating $100,000 during December 1997 and $400,000 during January 1998. The debentures bear interest at 6% per annum and are due on or before January 31, 1999. The principal amount of the debentures is convertible at the holder's option into shares of the Company's common stock at a conversion price of $2.98 per share. As an incentive to these individuals for providing convertible debt financing of $500,000, certain holders of Class A Warrants assigned a portion of their Class A Warrants to the individuals providing the convertible debt financing. The Class A Warrants remain exercisable at $3.75 per underlying Common Share. The assignment was at no cost to the Company and did not create a gain or loss for the Company.

Note 5. LEASES PAYABLE

During December 1997 the Company entered into financing type lease transactions with a leasing company whereby the Company sold and leased back from the lessor all of its furniture and equipment, tooling and a total of twenty six of its shuffler machines.

Scheduled maturities of the obligations as of December  31,  1997 are as follows:


                    Year                         Amount
                    1998                         $209,425
                    1999                         $170,097
                    2000                         $170,097
                                              -----------
   Minimum future lease payments                 $549,619
   Less interest component                     ($102,519)
   Present value of future net
     minimum lease payments                      $447,100
                                              -----------
      Less current portion                     ($153,851)
                                              -----------
   Due after one year                            $293,249

Property recorded under capital leases includes the following as of December 31, 1997:


   Office furniture and equipment                 $31,110
   Tooling                                       $271,500
                                              -----------
                                                 $302,610
    Less accumulated amortization               ($22,749)
                                              -----------
   Net capitalization leased equipment           $279,861
   Shuffler machines, at cost                     $52,598
                                              -----------
   Total assets subject to capital leases        $332,459

Note 6. SHAREHOLDER LOANS

During the year ended December 31, 1997 and 1996, certain officers and shareholders made advances to the Company for working capital purposes. The balances payable by the Company aggregated $441,017 as of December 31, 1997, including accrued interest. No cash repayments were made against the advances, which are due on demand (except as described below). An advance in the amount of $300,000 was made by a principal shareholder of the Company on January 15, 1996. The advance was due on July 15, 1996. The advance was collateralized by partnership shares of Sharps equivalent to 700,000 shares of the Company's common stock controlled by two other officer/shareholders. On October 1, 1996, the principal shareholder exercised his rights against the collateral and as a result, the collection rights to the advance plus accrued interest, which aggregated $320,168 at October 1, 1996, transferred to the other officer/shareholders. The advances accrue interest at between 9.5% and 14.5% per annum. One of the advances in the amount of $250,000 from the Company's major shareholder provides for repayment of the loan by December 31, 1997 or, upon default, at the option of the stockholder, by the issuance of the Company's common stock at a conversion rate of $.82 per share. The difference between this amount and the fair value of the stock at the date of the loan ($1.50) was recorded as deferred interest during 1996 with a corresponding credit to paid-in capital. The deferred interest ($186,000) was amortized as interest expense through December 31, 1997. At December 31, 1997 the shareholder exercised his conversion rights and the Company has recorded the issuance of 339,000 shares of its restricted common stock for the conversion of the loan plus accrued interest. The conversion of the accrued interest of
$28,230 at $.82 per share has resulted in a provision of additional interest of $11,705 to increase the value of the stock issued to fair market value of $2.50 per share.

Another shareholder made a loan of $60,000 at 9 1/2% interest to the Company in May 1996. The Note terms included conversion rights at $1.00 per share. The shareholder elected to convert a portion of the loan to 45,122 shares of stock in March 1997. The conversion was recorded by the Company at $1.50 per share, the market value at the date of conversion. The remaining portion of the loan was paid off during March, 1997.


During the year ended December 31, 1997, the principal shareholder made additional advances to the Company aggregating $120,000 which are due on demand and bear interest at 9.5% per annum. The Company made cash payments of principal ($18,866) and interest ($37,563) against advances from two other shareholders during the year ended December 31, 1997.


Note 7. STOCKHOLDERS' EQUITY

During the periods covered by these financial statements the Company issued securities in reliance upon an exemption from registration with the Securities and Exchange Commission. Although the Company believes that the sales did not involve a public offering and that it did comply with the exemptions from registration, it could be liable for rescission of said sales if such exemption was found not to apply.

The  Company has not received a request for rescission of  shares nor  does  it  believe that it is probable that its  shareholders
would   pursue  rescission  nor  prevail  if  such  action   were
undertaken.

Upon formation of the corporation, (September 29, 1995) the Company issued 2,513,000 shares of its $.001 par value common stock to the partners of Sharps on a pro rata basis in exchange for their respective partnership interests and 1,262,000 shares to the partners of Sines for intellectual property rights as described in Note 1.

During October 1995 the Company sold 130,000 shares of its common stock to a limited group of investors for cash at $1.00 per share.

During July 1996 the Company entered into a one year consulting agreement with an entity whereby the entity would provide to the Company financial consulting services. Pursuant to the agreement the entity agreed to assist the Company in preparing a private placement memorandum to obtain equity financing of a minimum amount of $450,000 and to assist the Company in completing the offering. In exchange for these services the Company agreed to pay $45,000 in cash and to issue 100,000 shares of its $.001 par value common stock valued at $150,000. The Company also granted the consultant an option to purchase 50,000 shares of common stock at $1.50 for a two year period. During February 1997, the Company issued an additional 100,000 shares and granted options to purchase an additional 50,000 shares of common stock at $1.50 to the consultant for a one year extension of the contract. The shares were valued at $150,000. The 100,000 options to purchase common stock were converted to common stock purchase warrants during June, 1997. The Company has not recorded compensation expense with respect to the replacement warrants as the terms and conditions of the warrants, including the expiration date, are identical to those of the original options. The replacement warrants were exercised during October 1997. Additionally, in 1996, the Company issued 75,000 shares of its $.001 par value common stock valued at $112,500 to other unrelated individuals for consulting services provided to the Company. These amounts have been included in general and administrative expenses in 1996 in the accompanying Statement of Operations.

During  July 1996, the Company authorized the issuance of 200,000
each   of  A,  B,  and  250,000  of  C  stock  purchase  warrants exercisable as follows:

    $ 4.00 plus one A warrant for each share of common stock
    $ 6.00 plus one B warrant for each share of common stock
    $ 8.00 plus one C warrant for each share of common stock

The warrants are exercisable for a period of 48 months from the date of issue, and are callable with 30 days notice at a price of $.001 per warrant.

During March 1996 the Company began offering shares of its common stock at $1.50 per share pursuant to a private placement. Through December 31, 1996, the Company issued 491,510 shares of common stock to private investors for net cash proceeds aggregating $737,265.

Additionally during 1996 the Company issued an aggregate of 290,000 shares (including the consulting shares described above) to consultants and others. The shares were valued at fair value of $1.50 per share.

During September, 1996 the Company agreed to issue 327,000 shares of its common stock to its principal shareholder in exchange for conversion of $150,000 of cash advanced to the Company during 1996. The excess of the fair value of the stock at $1.50 per share over the loan amount was charged to interest expense - related parties.

During the period ended December 31, 1997 the Company issued 677,006 shares of its common stock for cash aggregating $1,015,510 ($1.50 per share) in connection with the continuation of its private sale of common stock and the exercise of common stock warrants. One hundred seventy seven thousand of the shares were issued in July and October 1997 and were valued at $2.50 per share as the timing of their issuance was considered to be contemporaneous with the Company's decision to offer its common stock to the public at that price. The Company recorded compensation expense of $1.00 per share for these shares. Additionally, the Company issued 155,000 shares of common stock to consultants and others for services valued at $232,500 ($1.50 per share) and issued 45,122 shares for the conversion of debt of $45,122 to related parties pursuant to conversion provisions included in the debt instruments. The difference between the conversion price for the debt ($1.00 per share) and the fair value of the shares issued at the conversion date in April 1997 ($1.50 per share) has been charged to interest expense. The shares issued for services were for consulting and advertising services to be provided to the Company during 1997 and 1998. The unamortized amount of the services amounted to $81,500 at December 31, 1997 and is included in the caption "Unpaid stock subscriptions". This amount is offset by the value of common stock subscribed for in exchange for services during April 1997 ($15,000) for engineering services fully provided to the Company at December 31, 1997.

The Company has an aggregate of 360,000 options to purchase common stock at $1.00 per share (fair market value on the grant date) and 258,000 options to purchase common stock at $1.50 per share (fair market value on the grant date) outstanding at December 31, 1997.

The weighted average fair value at the date of grant for options granted during 1997 and 1996 as described above was $.35 per option in 1997 and $.26 per option in 1996. The fair value of the options at the date of grant was estimated using the Black-Scholes model with assumptions as follows:


                               1997              1996
Market value                   $1.50          $1.50-$1.00
Expected life in years          2-5            2       5
Interest rate               6.56%-6.25%     5.15%    5.15%
Volatility                      10%           10%      10%
Dividend yield                0.00%         0.00%    0.00%

Stock based compensation costs would have increased pretax losses by $89,184 ($.02 per share) and $105,209 ($.03 per share) in 1997 and 1996, respectively if the fair value of the options granted during those years had been recognized as compensation expense.

Note 8. INCOME TAXES

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-
current   depending  on  the  periods  in  which  the   temporary
differences are expected to reverse. The deferred tax asset resulting from the operating loss carry forward described below has been fully reserved.

The Company currently has net operating loss carry forwards aggregating approximately $3,425,000 which expire beginning in 2010. The principal difference between the Company's book operating losses and income tax operating losses results from the issuance of common stock during 1996 and 1997 for services and interest and options to purchase common stock at less than fair market value in exchange for debt conversion rights and other services.

Note 9. RELATED PARTY TRANSACTIONS

Certain officers of the Company who were partners of Sines retain a 3% royalty interest in the gross margin earned from the sale of products covered by the intellectual property described in Note
1. Royalty amounts due pursuant to the royalty interest amounted to $150 at December 31, 1997.

Additionally, the Company paid an aggregate of $71,210 in 1997 and $2,479 in 1996 to a company controlled by one of its officers for administrative services provided to the Company. At December 31, 1997, the Company had a balance due to this officer and the company of $35,367. The Company incurred research and development costs aggregating $244,117 during the year ended December 31, 1996 from a company controlled by a member of its board of directors, and had a balance due to this company of $59,784 at December 31, 1996.

During January 1997 the Company entered into a personal service agreement with an officer which provides for aggregate monthly compensation of $7,500 per month. The agreement has a term of two years and includes cash and stock option bonus provisions based upon the Company's attainment of certain corporate goals. The Company has accrued $11,250 of compensation due to the officer pursuant to the cash bonus provisions, however no grant of stock options has been approved. An option to purchase up to 150,000 shares of common stock at $1.50 per share is provided for in the contract upon approval.

During February 1997, the Company entered into a consulting agreement with an officer which provides for monthly base salary of $12,500 and a commission of 3.73% of the gross margin on sales attributable to the officer.

The agreement has a term of two years and provides for options to purchase up to 300,000 shares of the Company's common stock at $1.50 per share depending upon the achievement of certain corporate goals as approved by the board of directors. No bonus options were approved for the 1997 year however a cash bonus of $6,000 has been accrued at December 31, 1997.

Note 10. COMMITMENTS AND CONTINGENCIES

During 1997, the Company contracted for the production of tooling for certain plastic parts utilized in the manufacture of its shuffler by an independent design and manufacturing company. The Company has made payments of $271,500 for the tooling and has prepaid $40,000 as an advance against an open purchase order with the manufacturer. The purchase order requires the Company to purchase an aggregate of $486,000 of the plastic parts through May 1999.

During October 1997, the Company entered into a license agreement whereby the Company will develop and market an electronically identified coin collection box for use with coin operated gaming devices. The agreement provides for payments to the licensor for use of certain intellectual property associated with the project as follows:


   1998      Fixed payment             $80,000
             Minimum royalties         $50,000
   1999      Minimum royalties        $126,000
   Thereafter                         $150,000

Royalties are to be based on a rate of $7.50 per unit sold that incorporate the licensed technology. The Company made $20,000 of fixed payments to the licensor in 1997 which amount has been charged to research and development expense. The Company has the right to terminate the agreement upon sixty days written notice to the licensor should it determine that the technology may be unpatentable or it is determined by the Company that the licensed products are uneconomical. The Company plans to charge additional fixed payments to research and development expense as they are made.

During October, 1996 (amended March 26, 1997), the Company entered into a lease for office space for a thirty month period ending March 31, 1999 at a monthly rental of $2,694, including maintenance costs. Rent expense was $32,328 and $8,939 for the years ended December 31, 1997 and 1996, respectively.

Future minimum rentals under the lease are as follows:

  1998: $32,328  1999: $8,082

The Company has granted joint exclusive licenses to two entities for marketing rights to one of its products which provide for royalty payments to the Company of $.04 and $.075 per unit sold. Amounts paid pursuant to the licenses have not been material.

The Company's primary business activity since its inception has been the completion of research and development for its electronic shuffling machine. Substantially all of the costs associated with this research and development through December 31, 1996 had been paid to an engineering and design company whose principal shareholder is a member of the Company's board of directors. A prototype shuffling machine was delivered to the Company during 1996. The Company believes that it has fulfilled its contractual obligations to the design company and has retained the services of another company for refinements to the prototype and commencement of manufacture of the device. Manufacture of the device began during September of 1997 with the placement of orders for parts necessary to complete one hundred units and at December 31, 1997, fifteen units had been completed. The Company's ability to complete its development stage and begin product sales is dependent upon the successful manufacture of commercial quantities of its products.

Note 11. BASIS OF PRESENTATION

The accompanying financial statements have been prepared on a "going concern" basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business.

The Company has incurred operating losses during the years ended December 31, 1997 and 1996 aggregating $2,606,071 and $1,684,727, respectively. Additionally, the Company has a stockholders' deficit of $933,560 and negative working capital of $1,031,024 ($590,007 exclusive of shareholder loans) at December 31, 1997.

Profitable operations are dependent upon, among other factors, the Company's ability to obtain equity or debt financing and the Company's ability to finance, produce and sell its shuffler product. Management plans to continue its efforts to complete a public offering of its common stock at $2.50 per share and the Company's principal shareholder has continued to fund the Company's operating cash requirements on an interim basis.

                   Casinovations Incorporated
                  (A Development Stage Company)

Notes to Financial Statements
Six months ended June 30, 1998


NOTE 1 - BASIS OF PRESENTATION.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions incorporated in Regulation 10-SB of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The accompanying financial statements should be read in conjunction with the Company's audited financial statements for the year ended December 31, 1997 as included in the Company's Registration Statement on Form SB-2/A as last filed with the Securities and Exchange Commission on June 5, 1998 (Commission File No. 333-31373).

Basic loss per share was computed using the weighted average number of common shares outstanding.

Certain of the shares issued to a consultant during 1997 were for future services to be provided to the Company. The amounts attributable to unearned services have been accounted for as unpaid subscriptions to common stock in the accompanying balance sheet. The Company has amortized $66,500 of the unearned services to general and administrative expenses during the six months ended June 30, 1998.

During January 1998, the Company received proceeds from convertible debentures aggregating $400,000. The debentures bear interest at 6% per annum and are due on or before January 31, 1999. The principal amount of the debentures is convertible at the holder's option into shares of the Company's common stock at a conversion price of $2.13 per share. Of the gross proceeds received from the convertible debentures, $150,000 was received from the Company's principal stockholder and has been included in shareholder loans in the accompanying balance sheet. Additionally, the principal stockholder made working capital advances to the Company during the quarters ended March 31, 1998 and June 30, 1998 aggregating $140,000 and $350,000 respectively. The advances bear interest at 9.5% per annum.

During the quarter ended June 30, 1998, the Company sold an aggregate of 166,000 shares of its $.001 par value common stock for cash proceeds of $390,000 and $25,000 in services pursuant to a public offering of the stock. Additionally, 10,000 shares of the common stock were sold for services amounting to $15,000 in connection with the completion of an outstanding contract.

NOTE 2 - STATEMENT REGARDING COMPUTATION OF LOSS PER SHARE.

Fully diluted loss per share excludes any dilutive effects of options, warrants and convertible securities. Fully diluted loss per share is not presented because the effect would be anti-dilutive.


NOTE 3 - EMPLOYMENT AGREEMENT.

Effective June 1, 1998, the Company's president entered into an employment agreement with the Company for a term expiring December 31, 1999. The officer will receive base pay of $12,500 per month through December 31, 1998 and $18,500 per month for the remainder of the term. The officer also was granted options to purchase 100,000 shares at $1.50 per share effective immediately and is eligible to receive an additional stock option for 100,000 shares at $1.50 per share upon attaining the Company's goals for 1998 as determined by the Board of Directors. An affiliated entity of the officer also agreed to the termination of a consulting agreement in exchange for $42,000, payable over 7 months, and 10,000 shares of the Company's Common Stock. The Company recognized $100,000 of compensation expense related to the stock option for 100,000 shares which is exercisable at a price that is $1.00 per share less than the current fair value of the stock and $25,000 of compensation expense related to the stock issuance of 10,000 shares during the quarter ended June 30, 1998.

NOTE 4 - SUBSEQUENT EVENTS.

On May 28, 1998, the Company entered into a letter agreement (the "Letter Agreement") with Steven L. Forte and Cheryl Forte with respect to, among other things, the proposed severance of the business relationship between the Company and Mr. Forte and the purchase by the Company of all of the share of Company common stock held by either Steven L. Forte and Cheryl Forte (the "Forte Shares"). The Forte Transaction also involves the termination of the employment agreement with Steven Forte and the gifting of 82,000 Common Shares by Steven and Cheryl Forte to certain individuals. The Company has negotiated the Forte Transaction due to the concerns of the Nevada State Gaming Control Board with the prior gaming-related conviction of Steven Forte. The Company elected to repurchase the Forte Shares instead of including the Forte Shares as part of the Offering because the Nevada State Gaming Control Board required such divestiture as a condition to final approval of the Shuffler for distribution in Nevada. In addition, the Company did not want to subject this divestiture of the Forte Shares to the public market risks that affect the Offering. On July 2, 1998, the
Nevada State Gaming Control Board approved of the terms of the Forte Transaction and permitted the Company to conduct field trials of the Shuffler at certain hotel-casinos in Nevada. The Company is currently negotiating the definitive documents for the Forte Transaction with Steven and Cheryl Forte. Mr. Forte is no longer a consultant, director or employee of the Company.

Although the definitive agreement between the Company and  Steven
L. Forte and Cheryl Forte is currently being negotiated, the Company has agreed in principle to, among other things, (a)
terminate the employment and non-compete agreement between the Company and Mr. Forte; and (b) purchase (i) certain royalties granted to Mr. Forte from the sale of the Random Ejection Shuffler, Fantasy 21 and the Safety-Peek Playing Card for $200,000; (ii) options to purchase 20,000 shares of Company common stock for $30,000, and (iii) 848,682 shares of Company common stock for $2,121,705. The Forte Transaction also involves the termination of the employment agreement with Steven Forte and the gifting of 82,000 Common Shares by Steven and Cheryl Forte to certain individuals. As consideration, the Company has agreed to issue a promissory note in favor of Steven L. Forte and Cheryl Forte in the amount of $2,351,705. The promissory note shall bear an interest rate of 6.5% during the first year and 8% thereafter, be amortized over a ten-year schedule with payments of interest only during the first year, payable on the six-month and twelve-month anniversary of the promissory note, and payments of principal and interest thereafter on a monthly basis. On the fifth anniversary of the promissory note, the unpaid principal and interest will become due and payable. The promissory note will be secured by a security interest in the patents for the Company's Random Ejection Shuffler and Fantasy 21 table game. Since the definitive documents with respect to the Forte
Transaction are currently being negotiated, the associated promissory note is not dated and, accordingly, the interest has not started to accrue. Therefore, there will be no interest payments in 1998.

Although the Forte Note will be secured by the 848,682 Common Shares and by a first security interest in the patents for the Shuffler and Fantasy 21, Steven and Cheryl Forte have agreed to release their security interest in said patents for a principal reduction of 50% of the outstanding principal of the Forte Note and for a due-on-sale amendment to the Forte Note whereby the outstanding principal of the Forte Note will be due and owing upon a change of control of the Company. In addition, the
Company has agreed to reduce the outstanding principal of the Forte Note by $750,000.00 if the Company completes the Offering of 1,500,000 Common Shares. In the event the Company fails to sell all 1,500,000 Common Shares yet sells at least 500,000 Common Shares for cash, the Company has agreed to reduce the outstanding principal of the Forte Note by an amount calculated by multiplying $750,000.00 by the ratio of the number of Common Shares sold for cash by 1,500,000 Common Shares. Further, in the event the

Company issues and sells Common Shares in a subsequent registered public offering, the Company and Steven and Cheryl Forte have agreed to a schedule whereby the Company will reduce specified amounts of outstanding principal of the Forte Note according to specified proceeds received by the Company through such a public offering.


On August 13, 1998, the Company entered into an agreement with Gaming 2000, L.L.C. ("Gaming 2000") for the purchase of all of the assets of Gaming 2000 in exchange for $75,000, payable by delivery of 30,000 shares of the Company's common stock. In addition, the Company has hired the following members of Gaming 2000's management team: William O'Hara - Senior Vice President, Dean Barnett - Vice President of Sales, John Kenny - Customer Service Manager, and Tom Gayton - Account Executive. These individuals were all former employees of Shuffle Master, Inc. with Mr. O'Hara as a founding member of Shuffle Master, Inc., and Mr. Barnett as national sales director for Shuffle Master, Inc.

                             PART II
             INFORMATION NOT REQUIRED BY PROSPECTUS

Item 27.  Exhibit Index.

  (1)     Form   of  Placement  Agreement  with  Travis  Morgan
          Securities, Inc., incorporated by reference to  Post-
          Effective  Amendment  No. 1  on  Form SB-2/A filed on
          June 5, 1998.

 (1.1)    Form   of  Placement  Agreement  with  First   Global
          Securities,   Inc.   and   Grant   Bettingen,   Inc.,
          incorporated by reference to Post-Effective Amendment
          No. 2 on Form SB-2/A filed on September 18, 1998.

  (2)     Not applicable

  (3)     Certificate   of   Incorporation   incorporated    by
          reference to Form SB-2 filed on July 16, 1997, S.E.C.
          File Number 333-31373.

 (3.1)    Amendment to Articles of Incorporation dated  October
          14, 1996 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.

 (3.2)    Amendment   to   Articles   of   Incorporation  dated
          February  18, 1997  incorporated   by   reference  to
          Form  SB-2 filed on July 16, 1997, S.E.C. File Number
          333-31373.

 (3.3) Bylaws incorporated by reference to From SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.

 (3.4)    Amended   and   Restated  Bylaws,   incorporated   by
          reference  to  Post-Effective  Amendment   No.  1  on
          Form SB-2/A filed on June 5, 1998.

  (4) Specimen certificate for Common Stock incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C.
          File Number 333-31373.

 (4.1)    Specimen   Warrant   certificate   incorporated    by
          reference to Form SB-2 filed on July 16, 1997, S.E.C.
          File Number 333-31373.

  (5)     Consent  and  Opinion  of  Randall  &  Danskin,  P.S.
          regarding  legality  of securities  registered  under
          this   Registration   Statement,   incorporated    by
          reference  to  Post- Effective   Amendment  No. 2  on
          Form SB-2/A filed on September 18, 1998.

  (6)     Not Applicable

  (7)     Not Applicable

  (8)     Not Applicable

  (9)     Not Applicable

 (10.1) Consulting Agreement of GameTek and Steven J. Blad dated February 1, 1997 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number
          333-31373.

 (10.2)   Consulting  Agreement  with  Gaming  Venture   Corp.,
          U.S.A.  dated July 8, 1996 incorporated by  reference
          to  Form  SB-2  filed on July 16, 1997,  S.E.C.  File
          Number 333-31373.

 (10.3)   Exclusive   Distributorship  Agreement   with   Sodak
          Gaming,  Inc.  dated April 23, 1997  incorporated  by
          reference to Form SB-2 filed on July 16, 1997, S.E.C.
          File Number 333-31373.

                               69

 (10.4) Exclusive Distributorship Agreement with RGB SDN BHD dated February 19, 1997 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number
          333-31373.

 (10.5) Exclusive Distributorship Agreement with B. Joel Rahn dated June 1, 1997 incorporated by reference to Form
          SB-2  filed  on  July  16,  1997,  S.E.C. File Number
          333-31373.

 (10.6)   Exclusive  License Agreement with George C.  Matteson
          Co., Inc. incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.

 (10.7)   License  Agreement  with United States  Playing  Card
          Company incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.

 (10.8)   Royalty  Agreement  with the Sines-Forte  Partnership
          dated June 15, 1996 incorporated by reference to Form
          SB-2   filed  on  July  16,  1997, S.E.C. File Number
          333-31373.

 (10.9) Promissory Note with Richard Huson dated July 8, 1997 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.

(10.10)   Collateral Loan Agreement with Gaming Venture  Corp.,
          U.S.A. incorporated by reference to Amendment 1 to Form SB-2 filed on September 17, 1997, S.E.C. File
          Number 333-31373.

(10.11)   Exclusive    License   Agreement   with    Technology
          Development Center, LLC. Incorporated by reference to
          Amendment 2 to Form SB-2 filed on November 12,  1997,
          S.E.C. File Number 333-31373.

(10.12) Funding Agreement dated January 15, 1997 incorporated by reference to Amendment 4 of Form SB-2 filed on February 18, 1998, S.E.C. File Number 333-31373.

(10.13)   Partnership  Pledge  and  Security  Agreement   dated
          January   15,  1996  incorporated  by  reference   to
          Amendment 4 to Form SB-2 filed on February 18,  1998,
          S.E.C. File Number 333-31373.

(10.14) Promissory Note executed by Richard Huson in favor of Randy Sines and Cheryl Forte dated January 15, 1996, incorporated by reference to Amendment 4 to Form SB-2 filed on February 18, 1998, S.E.C. File Number
          333-31373.

(10.15) Consents of Spouse of Irene Sines and Steven Forte dated January 15, 1996, incorporated by reference to Amendment 4 to Form SB-2 filed on February 18, 1998,
          S.E.C. File Number 333-31373.

(10.16)   Third  Round  Funding Agreement dated  September  30,
          1996, incorporated by reference to Amendment 4 to Form SB-2 filed on February 18, 1998, S.E.C. File
          Number 333-31373.

(10.17) Form of Convertible Unsecured Note, incorporated by reference to Post-Effective Amendment No. 1 on Form
          SB-2/A filed on June 5, 1998.

(10.18)   Forte   Letter   Agreement  dated   May   28,   1998,
          incorporated by reference to Post-Effective Amendment
          No. 1 on Form SB-2/A filed on June 5, 1998.

(10.19)   Exclusive Distributorship Agreement with Gaming  2000
          L.L.C.  dated May 28, 1998, incorporated by reference
          to Post-Effective Amendment No.1 on Form SB-2/A filed
          on June 5, 1998.

(10.20)   Exclusive  Distributorship  Agreement  with   Belgium
          Gaming   Technology   dated   December   18,    1997,
          incorporated by reference to Post-Effective Amendment
          No. 1 on Form SB-2/A filed on June 5, 1998.

                                70

(10.21) Asset Purchase Agreement dated August 14, 1998, by and between Casinovations Incorporated and Gaming
          2000,  L.L.C.,  incorporated by  reference  to  Post-
          Effective  Amendment  No. 2 on Form  SB-2/A  filed on
          September 18, 1998.

(10.22)   Purchase  Agreement with Steven L. Forte  and  Cheryl
          Forte [to be filed by amendment].

  (11)    Not Applicable

  (12)    Not Applicable

  (13)    Not Applicable

  (14)    Not Applicable

  (15)    Not Applicable

  (16)    Not Applicable

  (17)    Not Applicable

  (18)    Not Applicable

  (19)    Not Applicable

  (20)    Not Applicable

  (21)    Not Applicable

  (22)    Not Applicable

  (23)    Consent  of  James  E. Scheifley &  Associates, P.C.,
          incorporated   by    reference    to   Post-Effective
          Amendment   No.    2   on   Form   SB-2/A   filed  on
          September 18, 1998.

  (24)    Power of Attorney, incorporated by reference to Post-
          Effective  Amendment No. 1 on Form  SB-2/A  filed  on
          June 5, 1998.

  (25)    Not Applicable

  (26)    Not Applicable

  (27)    Financial Data Schedule.

  (28)    Not Applicable

  (99)    Employment Agreement of Jay L. King dated January  1,
          1997 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.

 (99.1)   Employment  Agreement  with  Randy  D.   Sines  dated
          March 31, 1996 incorporated by reference to Form SB-2
          filed on July 16, 1997, S.E.C. File Number 333-31373.

 (99.2)   Employment  Agreement  with  Steven  L.  Forte  dated
          March 31, 1996 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.

 (99.3)   Amendment  to Employment Agreement (Personal  Service
          Agreement)  and Covenant Not to Compete  and  Funding
          Agreements dated September 8, 1997 incorporated by reference to Amendment 2 to Form SB-2, S.E.C. File
          Number 333-31373.

 (99.4)   Form  of Lockup Agreement regarding Common Stock with
          Officers, Directors and Richard Huson incorporated by reference to Amendment 3 to Form SB-2 filed on January 12, 1998, S.E.C. File Number 333-31373.

 (99.5)   Lock   Up   Agreement  regarding   Warrants   between
          Officers,   Directors   and   Principal   Shareholder
          incorporated by reference to Amendment 6 to Form SB-2
          filed on April 2, 1998, S.E.C. File Number 333-31373.

                                71

 (99.6) Revised Form of Lock Up Agreement regarding Warrants between Officers, Directors and Principal Shareholder incorporated by reference to Amendment 7 to Form SB-2 filed on April 9, 1998, S.E.C. File Number 333-31373.

 (99.7)   Revised  Lock  Up  Agreement regarding  Common  Stock
          between   Officers,  Directors  and   Richard   Huson
          incorporated  by  reference  to  Amendment  7 to Form
          SB-2, S.E.C. File Number 333-31373.

 (99.8)   Employment Agreement with Steven Blad dated  June  1,
          1998,  incorporated  by reference  to  Post-Effective
          Amendment No.1 on Form SB-2/A filed on June 5, 1998.

 (99.9) Form of Lock-Up Agreement, incorporated by reference to Post-Effective Amendment No.2 on Form SB-2/A filed on September 18, 1998.

(99.10) Lock-Up Agreement dated August 27, 1998, by and between Casinovations Incorporated and Richard Huson and Randy Sines, incorporated by reference to Post-
          Effective  Amendment  No.2 on Form  SB-2/A  filed  on
          September 18, 1998.


Item 28.  Undertaking.

       The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the Registration Statement.

(iii)  To  include   any   additional   or    changed    material
information on the plan of distribution.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    Delivery of Certificates.

       The undersigned registrant hereby undertakes to provide to the Transfer Agent at the closing, certificates in such denominations and registered in such names as are required by the Transfer Agent to permit prompt delivery to each purchaser.

(c)    Indemnification.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in the Company's Articles of Incorporation or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on the 29th day of September 1998.

                        Casinovations Incorporated


                        By: /s/ Steven Blad
                            -------------------------------------
                            Steven Blad
                            President and Chief Executive Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



        Signature                         Capacity                         Date

/s/ Steven J. Blad           President, Chief Executive Officer     September 29, 1998
------------------------                and Director
Steven J. Blad


/s/ Jay L. King                     Treasurer, Secretary            September 29, 1998
------------------------         and Chief Financial Officer
Jay L. King


*                                         Director                  September 29, 1998
------------------------
Richard S. Huson


*                                         Director                  September 29, 1998
------------------------
Jamie McKee


*                                         Director                  September 29, 1998
------------------------
David E. Sampson


*                                         Director                  September 29, 1998
------------------------
Bob Smith


By: /s/ Steven J. Blad                Attorney-in-Fact              September 29, 1998
   ---------------------
    Steven J. Blad




                          EXHIBIT INDEX

EXHIBIT
  NO.                          DESCRIPTION                      PAGE

   (1)     Form of Placement Agreement with Travis  Morgan
           Securities, Inc., incorporated by reference to Post-Effective Amendment No. 1 on Form SB-2/A filed on June 5, 1998.

  (1.1)    Form of Placement  Agreement  with First Global
           Securities,  Inc.  and  Grant  Bettingen, Inc.,
           incorporated by  reference  to   Post-Effective
           Amendment  No. 2  on  Form  SB-2/A    filed  on
           September 18, 1998.

   (2)     Not applicable

   (3) Certificate of Incorporation incorporated by reference to Form SB-2 filed on July 16, 1997,
           S.E.C. File Number 333-31373.

  (3.1)    Amendment  to  Articles  of Incorporation dated
           October 14, 1996 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File
           Number 333-31373.

  (3.2)    Amendment  to  Articles  of Incorporation dated
           February 18, 1997 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File
           Number 333-31373.

  (3.3)    Bylaws  incorporated by reference to From  SB-2
           filed  on   July    16,   1997,   S.E.C.   File
           Number 333-31373.

  (3.4) Amended and Restated Bylaws, incorporated by reference to Post-Effective Amendment No. 1 on
           Form SB-2/A filed on June 5, 1998.

   (4)     Specimen    certificate    for    Common  Stock
           incorporated by reference to Form SB-2 filed on
           July 16, 1997, S.E.C. File Number 333-31373.

  (4.1) Specimen Warrant certificate incorporated by reference to Form SB-2 filed on July 16, 1997,
           S.E.C. File Number 333-31373.

   (5)     Consent  and  Opinion  of   Randall  & Danskin,
           P.S.   regarding    legality     of  securities
           registered  under this Registration  Statement,
           incorporated by  reference  to   Post-Effective
           Amendment  No. 2  on  Form  SB-2/A    filed  on
           September 18, 1998.

   (6)     Not Applicable

   (7)     Not Applicable

   (8)     Not Applicable

   (9)     Not Applicable

 (10.1)    Consulting  Agreement of GameTek  and Steven J.
           Blad dated February 1, 1997 incorporated by reference to Form SB-2 filed on July 16, 1997,
           S.E.C. File Number 333-31373.

 (10.2)    Consulting  Agreement   with    Gaming  Venture
           Corp., U.S.A. dated July  8, 1996  incorporated
           by  reference  to Form  SB-2  filed on July 16,
           1997, S.E.C. File Number 333-31373.

 (10.3)    Exclusive Distributorship  Agreement with Sodak
           Gaming, Inc. dated April 23, 1997 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.

                               75

EXHIBIT
  NO.                          DESCRIPTION                      PAGE

 (10.4)    Exclusive  Distributorship  Agreement with  RGB
           SDN BHD dated February 19, 1997 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File Number 333-31373.

 (10.5)    Exclusive    Distributorship    Agreement  with
           B. Joel Rahn dated June 1, 1997 incorporated by
           reference  to Form SB-2 filed on July 16, 1997,
           S.E.C. File Number 333-31373.

 (10.6)    Exclusive  License  Agreement   with George  C.
           Matteson Co., Inc. incorporated by reference to
           Form  SB-2  filed on July 16, 1997, S.E.C. File
           Number 333-31373.

 (10.7)    License  Agreement  with United  States Playing
           Card Company incorporated  by reference to Form
           SB-2 filed on July 16, 1997, S.E.C. File Number
           333-31373.

 (10.8)    Royalty   Agreement   with    the   Sines-Forte
           Partnership dated June 15, 1996 incorporated by
           reference  to Form SB-2 filed on July 16, 1997,
           S.E.C. File Number 333-31373.

 (10.9)    Promissory  Note  with   Richard   Huson  dated
           July 8, 1997 incorporated  by reference to Form
           SB-2 filed on July 16, 1997, S.E.C. File Number
           333-31373.

 (10.10)   Collateral  Loan  Agreement with Gaming Venture
           Corp., U.S.A. incorporated by reference to Amendment 1 to Form SB-2 filed on September 17,
           1997,  S.E.C. File Number 333-31373.

 (10.11)   Exclusive   License  Agreement  with Technology
           Development   Center,   LLC.   Incorporated  by
           reference  to Amendment  2  to Form SB-2  filed
           on  November  12,  1997,  S.E.C.   File  Number
           333-31373.

 (10.12)   Funding   Agreement  dated  January   15,  1997
           incorporated  by  reference  to Amendment 4  of
           Form SB-2  filed  on  February 18, 1998, S.E.C.
           File Number 333-31373.

 (10.13)   Partnership   Pledge   and   Security Agreement
           dated   January   15,   1996   incorporated  by
           reference to Amendment 4 to Form SB-2 filed  on
           February   18,    1998,   S.E.C.   File  Number
           333-31373.

 (10.14)   Promissory  Note  executed  by Richard Huson in
           favor  of  Randy  Sines  and Cheryl Forte dated
           January 15, 1996, incorporated by reference  to
           Amendment   4   to    Form   SB-2    filed   on
           February 18, 1998, S.E.C. File Number 33-31373.

 (10.15)   Consents  of  Spouse  of Irene Sines and Steven
           Forte dated January 15,  1996, incorporated  by
           reference  to  Amendment  4 to Form SB-2  filed
           on  February  18,  1998,  S.E.C.   File  Number
           333-31373.

 (10.16)   Third   Round    Funding     Agreement    dated
           September 30, 1996, incorporated  by  reference
           to  Amendment  4  to   Form   SB-2   filed   on
           February   18,    1998,   S.E.C.   File  Number
           333-31373.

 (10.17)   Form   of    Convertible    Unsecured     Note,
           incorporated  by  reference  to  Post-Effective
           Amendment No.1 on Form  SB-2/A filed on June 5,
           1998.

 (10.18) Forte Letter Agreement dated May 28, 1998, incorporated by reference to Post-Effective
           Amendment No. 1 on Form SB-2/A filed on June 5,
           1998.

 (10.19)   Exclusive Distributorship Agreement with Gaming
           2000 L.L.C. dated May 28, 1998, incorporated by reference to Post-Effective Amendment No. 1 on
           Form SB-2/A filed on June 5, 1998.

                                76

EXHIBIT
  NO.                          DESCRIPTION                      PAGE

 (10.20)    Exclusive   Distributorship   Agreement   with
            Belgium  Gaming  Technology dated December 18,
            1997,  incorporated   by  reference  to  Post-
            Effective Amendment No. 1 on Form SB-2/A filed
            on June  5, 1998.

 (10.21)   Asset Purchase Agreement dated August 14, 1998,
           by  and  between Casinovations Incorporated and
           Gaming  2000, L.L.C., incorporated by reference
           to   Post-Effective    Amendment   No.   2   on
           Form SB-2/A filed on September 18, 1998.

 (10.22)   Purchase  Agreement  with  Steven  L. Forte and
           Cheryl Forte [to be  filed by amendment].

  (11)     Not Applicable

  (12)     Not Applicable

  (13)     Not Applicable

  (14)     Not Applicable

  (15)     Not Applicable

  (16)     Not Applicable

  (17)     Not Applicable

  (18)     Not Applicable

  (19)     Not Applicable

  (20)     Not Applicable

  (21)     Not Applicable

  (22)     Not Applicable

  (23)     Consent  of  James  E.  Scheifley & Associates,
           P.C.,   incorporated   by  reference  to  Post-
           Effective Amendment No. 2 on Form SB-2/A  filed
           on September 18, 1998.

  (24)     Power  of  Attorney, incorporated  by reference
           to   Post-Effective    Amendment   No.   1   on
           Form SB-2/A filed on June  5, 1998.

  (25)     Not Applicable

  (26)     Not Applicable

  (27)     Financial Data Schedule                              79

  (28)     Not Applicable

  (99)     Employment  Agreement  of  Jay  L.  King  dated
           January 1, 1997 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File
           Number  333-31373.

 (99.1)    Employment  Agreement with Randy D. Sines dated
           March 31, 1996 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File
           Number 333-31373.

 (99.2)    Employment Agreement with Steven L. Forte dated
           March 31, 1996 incorporated by reference to Form SB-2 filed on July 16, 1997, S.E.C. File
           Number 333-31373.

 (99.3)    Amendment   to  Employment  Agreement (Personal
           Service  Agreement) and Covenant Not to Compete
           and  Funding Agreements dated September 8, 1997
           incorporated  by  reference  to  Amendment 2 to
           Form SB-2, S.E.C. File Number 333-31373.

                                77

EXHIBIT
  NO.                          DESCRIPTION                      PAGE

 (99.4)    Form  of  Lockup   Agreement   regarding Common
           Stock  with  Officers,  Directors  and  Richard
           Huson incorporated  by reference to Amendment 3
           to Form SB-2 filed on January 12, 1998,  S.E.C.
           File Number 333-31373.

 (99.5)    Lock  Up  Agreement regarding  Warrants between
           Officers, Directors   and Principal Shareholder
           incorporated  by  reference  to  Amendment 6 to
           Form SB-2 filed  on April 2, 1998, S.E.C.  File
           Number 333-31373.

 (99.6)    Revised  Form  of Lock  Up  Agreement regarding
           Warrants  between   Officers,   Directors   and
           Principal Shareholder incorporated by reference
           to  Amendment   7   to  Form  SB-2   filed   on
           April 9, 1998, S.E.C. File Number 333-31373.

 (99.7)    Revised  Lock  Up  Agreement  regarding  Common
           Stock  between  Officers, Directors and Richard
           Huson incorporated by reference to Amendment 7 to Form SB-2, S.E.C. File Number 333-31373.

 (99.8)    Employment  Agreement  with  Steven  Blad dated
           June  1,  1998,  incorporated   by reference to
           Post-Effective  Amendment  No. 1 on Form SB-2/A
           filed on June  5, 1998.

 (99.9) Form of Lock-up Agreement, incorporated by reference to Post-Effective Amendment No. 2 on Form SB-2/A filed on September 18, 1998.

 (99.10)   Lock-Up  Agreement dated  August  27, 1998,  by
           and  between  Casinovations   Incorporated  and
           Richard Huson and Randy Sines, incorporated  by
           reference to Post-Effective Amendment No. 2  on
           Form SB-2/A filed on September 18, 1998.



                               78